EXECUTION

                           LOAN AND SECURITY AGREEMENT

                                  by and among

                  CONGRESS FINANCIAL CORPORATION (SOUTHWEST)
                                    as Lender

                                       and

                       PLAY BY PLAY TOYS & NOVELTIES, INC.
                              ACE NOVELTY CO., INC.
                               NEWCO NOVELTY, INC.
                                  as Borrowers

                           FRIENDS, FOOD & GAMES, INC.
                                  as Guarantor

                             Dated: October 25, 1999
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                                TABLE OF CONTENTS

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                                       (i)
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                                    INDEX TO
                              EXHIBIT AND SCHEDULES


            Exhibit A       Information Certificate for Play By Play
                            Information Certificate for Ace
                            Information Certificate for Newco
                            Information Certificate for Friends
                            Information Certificate for PBP Europe
                            Information Certificate for PBP UK
                            Information Certificate for Caribe
                            Information Certificate for PBP Far East

            Schedule 1.28   Customs Brokers

            Schedule 1.49   Existing Lenders

            Schedule 1.50   Existing Letters of Credit

            Schedule 4.1(p) List of Certain Licensors

            Schedule 8.4    Existing Liens

            Schedule 8.5    Tax Liens

            Schedule 8.7    Compliance with Agreements

            Schedule 8.8    Bank Accounts

            Schedule 8.9    Environmental Compliance

            Schedule 8.14   List of License Agreements and Intellectual
                            Property

            Schedule 8.16   Material Contracts

            Schedule 8.17   Credit Card Agreements

            Schedule 9.9    Existing Indebtedness

            Schedule 9.10   Loans, Advances and Guarantees

                                      (ii)
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                           LOAN AND SECURITY AGREEMENT


      This Loan and Security Agreement dated October 25, 1999 is entered into by and among Congress Financial Corporation (Southwest), a Texas corporation ("Lender"), Play By Play Toys & Novelties, Inc., a Texas corporation ("Play By Play"), Ace Novelty Co., Inc., a Texas corporation ("Ace"), Newco Novelty, Inc., a Texas corporation ("Newco", and together with Play By Play, and Ace, individually each a "Borrower" and collectively, "Borrowers"), Friends, Food & Games, Inc., a Nevada corporation ("Friends").

                             W I T N E S S E T H:

      WHEREAS, Borrowers and Guarantor (as such term is defined below) have requested that Lender enter into certain financing arrangements with Borrowers pursuant to which Lender may make loans and provide other financial accommodations to Borrowers; and

      WHEREAS, Lender is willing to make such loans and advances and provide such financial accommodations on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   DEFINITIONS

      All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrowers pursuant to the definitions set forth in the recitals hereto, unless the context otherwise requires, shall mean each and all of them and their respective successors and assigns, individually and collectively, jointly and severally. All references to Guarantor pursuant to the definition set forth in the recitals hereto, unless the context otherwise requires, shall mean each and all of them and their respective successors and assigns, individually and collectively, jointly and severally. All references to Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender if such Event of Default is capable of being cured as determined by Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

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      1.1 "ACE" shall mean Ace Novelty Co. Inc., a Texas corporation and its successors and assigns.

      1.2 "ACCOUNTS" shall mean all present and future rights of each Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance and including Credit
Card Receivables.

      1.3 "ADJUSTED EURODOLLAR RATE" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

      1.4 "AFFILIATE" shall mean, with respect to a specified Person, a partnership, corpor ation or any other person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds five (5%) percent or more of any of any class of voting securities of such Person or other equity interests in such Person; (b) any Person of which such Person beneficially owns or holds five (5%) percent or more of any class of voting securities or in which such Person beneficially owns or holds five (5%) percent or more of the equity interests; and (c) any director, officer or employee of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

      1.5 "APPLICABLE SEASONAL ADVANCE RATE PERCENTAGE" shall mean, for purposes of Section 2.1(a)(ii) hereof, the following percentages for the periods indicated below:

             (i) fifty-five (55%) percent for the period commencing the date of this Agreement through and including May 31, 2000;

             (ii) fifty (50%) percent for the period from and including June 1 of any calendar year through and including November 30, of the same calendar year; and

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             (iii)fifty-five (55%) percent for the period commencing December 1
             (commencing with calendar year 2000) of any calendar year through and including May 31of the immediately succeeding calendar year.

      1.6 "AVAILABILITY RESERVES" shall mean, as of any date of determination, such amounts as Lender, may from time to time establish and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to any Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of any Borrower or Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect; or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof; or (d) to reflect reserves for two (2) months of rental payments to lessors of real property, and the amount of service charges or other amounts which may at any time be payable as of the end of any calendar month to other third parties (including, without limitation, Customs Brokers) to the extent Inventory or Records are located in or on property or in the possession of such third party or such Records are needed to monitor or otherwise deal with the Collateral (except to the extent Lender may have received a Collateral Access Agreement in form and substance satisfactory to it which provides for the waiver of any liens or claims by the lessor or other third party); or (e) to reflect reserves for real property taxes due to Bexar County, Texas, if Excess Availability is less than $1,750,000; (f) to reflect Inventory shrinkage; or (g) to reflect reserves for the difference between Value of Inventory reported on Borrowers' general ledger and the Value of Inventory shown on perpetual reports delivered to Lender pursuant to this Agreement; or (h) to reflect book reserves for Inventory of divisions of Play By Play (exclusive of the one-time 1999 non-cash charge to inventory to be set forth in the audited consolidated financial statements included in the Form 10-K for the year ended July 31, 1999 to be filed by Play By Play); or (i) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default; or (j) to reflect amounts owing by a Borrower to Credit Card Issuers or Credit Card Processors in connection with the Credit Card Agreements; or (k) to reflect Lender's good faith estimate of any Priority Payables Reserve or Taxes due and payable or claimed due and payable with respect to Newco's Canadian operations; or (l) to reflect any material increase in Borrowers' Inventory of "Skins" over historical levels for the period being measured. The amount of any Availability Reserve established by Lender shall have a reasonable relationship to the event, condition or circumstance which is the basis for such reserve as determined by Lender in good faith. The term "Availability Reserves" as used herein shall also include, in addition and without limitation, the Dilution Reserve and the Royalty Reserve.

      1.7 "BANC ONE CAPITAL" shall mean Banc One Capital Partners LLC, a Delaware limited liability company and its successors and assigns.

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      1.8 "BASE CONSOLIDATED ADJUSTED NET WORTH" shall mean the Consolidated
Adjusted Net Worth as calculated by Lender from the audited financial statements of Play By Play and its Subsidiaries for fiscal year end July 31, 1999.

      1.9 "BASE DOMESTIC ADJUSTED NET WORTH" shall mean the Domestic Adjusted Net Worth as calculated by Lender from the unaudited consolidating financial statements of Play By Play and its Subsidiaries that were used in preparing the audited financial statements for Play By Play and its Subsidiaries fiscal year end July 31, 1999.

      1.10 "BLOCKED ACCOUNTS" shall have the meaning set forth in Section 6.3 hereof.

      1.11 "BORROWERS" shall mean the following, together with their respective successors and assigns: (a) Play By Play Toys & Novelties, Inc., a Texas corporation; (b) Ace Novelty Co. Inc., a Texas corporation; and (c) Newco Novelty, Inc., a Texas corporation; each sometimes being referred to herein individually as a "Borrower".

      1.12 "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of Texas, the State of New York or the Commonwealth of Pennsylvania, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

      1.13 "CANADIAN DOLLARS" AND "C$" shall each mean the lawful currency of Canada.

      1.14 "CAPITAL LEASES" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

      1.15 "CAPITAL STOCK" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or interests in any limited liability company at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

      1.16 "CARIBE" shall mean Caribe Marketing & Sales Co., Inc., a company incorporated under the laws of the Cayman Islands and its successors and assigns.

      1.17 "CASH EQUIVALENTS" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; PROVIDED, THAT, the full faith and credit of the United States of America is pledged in support

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thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000;
(c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less issued or guaranteed by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia or a bank organized under the laws of any State of the United States of America or constituting a national banking association under the laws of the United States of America, in each case having a rating of at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit to the United States of America, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; PROVIDED, THAT, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through
(e) above.

      1.18 "CHANGE OF CONTROL" shall mean (a) the transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of any Borrower or Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than to any other Borrower or Guarantor; (b) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders of any Borrower or Guarantor relating to the dissolution or liquidation of such Borrower or Guarantor; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, of fifty (50%) percent or more of the voting power of the total outstanding Voting Stock of any Borrower or Guarantor, other than the Permitted Holder; (d) during any period of two (2) years, individuals who at the beginning of such period constituted the Board of Directors of any Borrower or Guarantor (together with any new directors whose nomination for election was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of such Borrower or Guarantor, then still in office; (e) the failure of Play By Play to own one hundred (100%) percent of the voting power of the total outstanding the Voting Stock of any of Ace, Newco, Guarantor; (f) failure of Play By Play to own at least sixty-five (65%) percent of the voting of the total Voting Stock of PBP Europe; (g) failure of Play By Play to own at least ninety (90%) percent of the voting power of the total outstanding Voting Stock of PBP Far East or (h) the failure of Arturo Torres to own at least 500,000 shares of the Voting Stock of Play By Play; PROVIDED, THAT, the death of Arturo Torres shall not be deemed a "Change of Control."

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      1.19 "CODE" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

      1.20 "COLLATERAl" shall have the meaning set forth in Section 5 hereof.

      1.21 "COLLATERAL ACCESS AGREEMENT" shall mean an agreement in writing, in form and substance satisfactory to Lender from any lessor of premises to a Borrower or Guarantor, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, Customs Broker, consignee or other person, INTER ALIA, acknowledges the first priority security interest of Lender in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage of otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Lender's rights and remedies and otherwise deal with such Collateral and in the case of any person who at any time has custody, control or possession of any bills of lading or other documents of title, agrees to hold such bills of lading or other documents as bailee for Lender and to follow all instructions of Lender with respect thereto.

      1.22 "CONSOLIDATED ADJUSTED NET WORTH" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to: (a) the aggregate net book value of all assets (including all prepaid assets) of such Person and its Subsidiaries, calculating the book value of inventory on a basis consistent with the prior year, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) minus (b) the amount equal to the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals).

      1.23 "CREDIT CARD ACKNOWLEDGMENTS" shall mean with respect to each Borrower, individually and collectively, the agreements by Credit Card Issuers or Credit Card Processors in favor of Lender acknowledging the first priority security interest and lien of Lender in the monies due and to become due to such Borrower (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.24 "CREDIT CARD AGREEMENTS" shall mean with respect to each Borrower all agreements (other than Credit Card Acknowledgments) now or hereafter entered into by such Borrower with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements listed and schedules of terms listed on Schedule 8.17 hereto.

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      1.25 "CREDIT CARD ISSUER" shall mean any person (other than a Borrower)
who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., VISA, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including credit cards issued by or through American Express Travel Related Services Company, Inc. or Novus Services, Inc.

      1.26 "CREDIT CARD PROCESSOR" shall mean with respect to each Borrower any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of such Borrower's sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

      1.27 "CREDIT CARD RECEIVABLES" shall mean with respect to each Borrower, collectively, (a) all present and future rights of such Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of such Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

      1.28 "CUSTOMS BROKER" shall mean the persons identified on Schedule 1.28 hereof or such other person as may be selected by Borrower after the date hereof and after written notice by Borrower to Lender who is reasonably acceptable to Lender, PROVIDED, THAT as to each such person, Lender has received a Collateral Access Agreement duly authorized, executed and delivered by such person, such agreement is binding upon such person, is in full force and effect and such person has complied with the terms thereof.

      1.29 "CURRENCY EXCHANGE CONVENTION" shall mean (a) in the calculation of the Canadian Dollar Equivalent, a procedure used by Lender to value in Canadian Dollars (i) the obligations or assets of any Borrower or Obligor that are originally measured in US Dollars and (ii) any other amount expressed in US Dollars herein or in any other currency, other than Canadian Dollars, in each case by using the Exchange Rate and (b) in the calculation of the US Dollar Equivalent, a procedure used by Lender to value in US Dollars (i) the obligations or assets of any Borrower or Obligor that are originally measured in Canadian Dollars, Pounds Sterling, Australian Dollars or Japanese Yen or any other currency and (ii) any other amount expressed in Canadian Dollars, Pounds Sterling, Australian Dollars or Japanese Yen or any other currency, other than US Dollars, in each case by using the Exchange Rate for the purchase of US Dollars with Canadian Dollars, Pounds Sterling, Australian Dollars or Japanese Yen or such other currency, as the case may be.

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      1.30 "DATED ELIGIBLE ACCOUNTS" shall mean those Eligible Accounts described in Section 1.34(b)(iii) and (iv) which otherwise satisfy all of the criteria set forth in Section 1.34(a) and Section 1.34 (c) through (t).

      1.31 "DILUTION" shall mean, as to any Person for any period, the fraction, expressed as a percentage, the numerator of which is the aggregate amount of non-cash reductions in the Accounts of each Person for such period and the denominator of which is the aggregate US Dollar Equivalent of the amount of the sales of such Person for such period.

      1.32 "DILUTION RESERVE" shall mean an Availability Reserve in amounts established by Lender to reflect that Dilution with respect to any category of Eligible Accounts as calculated by Lender for any period is greater than or is reasonably anticipated to be greater than ten (10%) percent.

      1.33 "DOMESTIC ADJUSTED NET WORTH" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to: (a) the aggregate net book value of all assets (including all prepaid assets) of such Person and its Subsidiaries (excluding Foreign Subsidiaries), calculating the book value of inventory for this purpose on a basis consistent with the prior year, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) minus (b) the amount equal to the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals), minus (c) the dollar amount of the general ledger account for corporate overhead charged to Foreign Subsidiaries by Play By Play, provided, that, for the purposes of calculating the Domestic Adjusted Net Worth of Play By Play and it Subsidiaries, any income of any Foreign Subsidiary or any other Subsidiary which is not incorporated in any state of the United States of America or does not have is chief executive office in the United States of America shall not be included in the calculation.

      1.34 "ELIGIBLE ACCOUNTS" shall mean, the Accounts created by Borrowers which are and continue to be acceptable to Lender based on the criteria set forth below. In general,
Accounts shall be Eligible Accounts if:

             (a) such Accounts arise from the actual and BONA FIDE sale and delivery of goods by such Borrower or rendition of services by such Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

             (b) (i) the original terms of payment for such Accounts are on net thirty (30) day terms, then if such Accounts are not unpaid more than the earlier of (A) sixty (60)days after the date of the original due date for such Accounts or (B) ninety (90) days after the original invoice date for such Accounts,

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                  (ii) the original terms of payment for such Accounts are on net sixty (60) day terms, then if such Accounts are not unpaid more than the earlier of (A) sixty (60) days after the date of the original due date for such Accounts or (B) one hundred twenty (120) days after the original invoice date for such Accounts,

                  (iii) the original terms of payment for such Accounts are on net ninety (90) day terms, then if such Accounts are not unpaid more than the earlier of (A) thirty (30) days after the date of the original due date for such Accounts or (B) one hundred twenty (120) days after the original invoice date for such Accounts, and

                  (iv) the original terms of payment for such Accounts are in excess of ninety (90) days, then if such Accounts are not unpaid more than the earlier of (A) thirty (30) days after the date of the original due date for such Accounts or (B) one hundred fifty (150) days after the original invoice date for such Accounts;

             (c) such Accounts comply with the terms and conditions contained in
Section 7.2(c) of this Agreement;

             (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

             (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (PROVIDED, that, at any time promptly upon Lender's request, Borrowers shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Lender to perfect the security interests of Lender in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Lender may request to enable Lender as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Lender's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if any of: (i) the account debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

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             (f) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

             (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

             (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

             (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

             (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any
Borrower directly or indirectly;

             (k) (i) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, Province, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar Federal, State, Provincial or local law, if applicable, has been complied with in a manner satisfactory to Lender or (ii) the Account Debtor is Her Majesty in right of Canada or any provincial or local governmental entity, or any ministry, such Borrower has assigned its rights to payment of such Account to Lender pursuant to and in accordance with the Financial Administration Act, R.S.C. 185, c.F-11, as amended, or any similar applicable provincial or local law, regulation or requirement;

             (l) there are no proceedings or actions which are threatened or pending against account debtors with respect to such accounts which might result in any material adverse change in any such account debtor's financial condition;

             (m) such Accounts are not owed by an account debtor who has Accounts unpaid more than ninety (90) days after the original invoice for them except as permitted in Section 1.34(b) above applicable thereto, which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

             (n) such Accounts of a single account debtor or its affiliates do not constitute more than twenty-five (25%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

             (o) such Accounts are owed by account debtors whose total indebtedness to such Borrower does not exceed the credit limit with respect to such account debtors as determined in good faith by Lender from time to time (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts);

             (p) as to Accounts arising from the sale of goods through or with the assistance of any agent, Lender shall have received an agreement, in form and substance satisfactory to Lender, from such sales agent acknowledging the security interests of Lender, agreeing to follow the instructions of Lender with respect to the payment and collection of such Accounts, waiving any rights of setoff, deduction or similar rights and such other matters as Lender may require, duly authorized, executed and delivered by such agent, and such agent shall be in compliance with the terms thereof;

             (q) such Accounts do not consist of non-trade Accounts which represent prepaid royalties;

             (r) such Accounts do not arise from cash on delivery sales;

             (s) such Accounts do not constitute Credit Card Receivables; and

             (t) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as determined in good faith by Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

      1.35 "ELIGIBLE CREDIT CARD RECEIVABLES" shall mean Credit Card Receivables created by Borrower in the ordinary course of business which are and continue to be acceptable to Lender in the exercise of its judgment in good faith based on the criteria set forth below. In general, Credit Card Receivables shall be Eligible Credit Card Receivables if:

             (a) such Credit Card Receivables arise from the actual and BONA FIDE sale and delivery of goods by Borrowers in the ordinary course of the business of Borrowers which transactions are completed in accordance with the terms and provisions contained in any documents binding on Borrowers or the other party or parties related thereto and Borrowers have completed the transaction in accordance with the agreement between Borrowers and the Credit Card Issuer with respect to such Credit Card Receivables, including obtaining any necessary authorization of such issuer;

             (b) such Credit Card Receivables are not past due pursuant to the terms set forth in the applicable Credit Card Agreement;

             (c) such Credit Card Receivables are not unpaid more than thirty
(30) days after the original date of the delivery of the goods to the customer the sale of which gave rise to such Credit Card Receivables;

             (d) all procedures required by the Credit Card Issuer in respect of such Credit Card Receivables shall have been followed and all applications or other documents required for the approval of the customer using the Credit Card for the purchase of goods giving rise to such Credit Card Receivables shall have been taken and properly completed, including, but not limited to, the completion of a form of credit application (substantially in the form used by the Credit Card Issuer as of the date such Credit Card Receivables arise);

             (e) such Credit Card Receivables do not arise in connection with any deposit required to be paid by a retail customer to any Borrower for the purchase of goods;

             (f) such Credit Card Receivables comply with the applicable terms and conditions contained in Section 7.2 hereof;

             (g) such Credit Card Receivables do not constitute Credit Card Receivables which have been or are sold by Borrower or any of its Affiliates;

             (h) the Credit Card Issuer has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions with Borrower which may give rise to, any right of setoff against such Credit Card Receivables (other than in the ordinary course of business in accordance with the terms of the Credit Card Agreement and if Lender so requires in the exercise of its judgment in good faith, for which Lender has established Availability Reserves), and the Credit Card Issuer has not setoff or deducted from amounts otherwise payable to Borrower for the purpose of establishing a reserve or collateral for obligations of Borrower to the Credit Card Issuer;

             (i) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Credit Card Receivables or reduce the amount payable or delay payment thereunder, other than in the ordinary course of the business of Borrower in accordance with the terms of the Credit Card Agreement and if Lender so requires, for which Lender has established Availability Reserves;

             (j) such Credit Card Receivables are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in the Loan Agreement;

             (k) Lender shall have received, in form and substance satisfactory to Lender, a Credit Card Acknowledgment duly authorized, executed and delivered by the Credit Card Issuer, and such agreement shall be in full force and effect and the Credit Card Issuer shall be in compliance with the terms thereof;

             (l) there are no proceedings or actions which are threatened or pending against the Credit Card Issuer with respect to such Credit Card Receivables which might result in any material adverse change in the financial condition of the Credit Card
Issuer;

             (m) the Credit Card Issuer shall be deemed creditworthy at all times by Lender;

             (n) no default or event of default has occurred under the Credit Card Agreement which default gives the Credit Card Issuer the right to cease or suspend payments to Borrower and no event shall have occurred which gives the Credit Card Issuer the right to setoff against amounts otherwise payable to Borrower (other than for then current fees and chargebacks consistent with the current practices of the Credit Card Issuer as of the date hereof) or the right to establish reserves or demand collateral and the Credit Card Agreement is otherwise in full force and effect; and

             (o) the Credit Card Issuer has not sent any notice of default and/or of its intention to cease or suspend payments to any Borrower in respect of such Credit Card Receivables or to establish reserves of cash collateral for obligations of any Borrower to the Credit Card Issuer.

      General Criteria for Eligible Credit Card Receivables may be established and revised from time to time by Lender in good faith. Lender will not establish new criteria for Eligible Credit Card Receivables. Any Credit Card Receivables which are not Eligible Credit Card Receivables shall nevertheless be part of the Collateral.

      1.36 "ELIGIBLE IN-TRANSIT INVENTORY" shall mean Eligible Inventory that is In-Transit Inventory and in addition: (a) is in transit to either the premises of a Customs Broker in the United States or premises of a Borrower in the United States and as to premises of a Customs Broker or premises which are not owned and controlled by a Borrower only if Lender has received a Collateral Access Agreement duly authorized, executed and delivered by such Customs Broker or the owner, lessor and operator of such other premises, as the case may be, (b) Lender has a first priority perfected security interest in and control and possession of all originals of documents of title with respect to such In-Transit Inventory, (c) Lender has received (i) a copy of the certificate of marine cargo insurance in connection therewith in which it has been named as an additional insured and loss payee in a manner acceptable to Lender and (ii) a copy of the invoice and manifest with respect thereto, and (d) such In-Transit Inventory is not subject to any Letter of Credit Accommodation.

      1.37 "ELIGIBLE INVENTORY" shall mean, as to Borrowers, consisting of finished goods held for resale in the ordinary course of the business of such Borrowers, in each case which are acceptable to Lender in good faith based on the criteria set forth below. In general, Eligible Inventory shall not include
(a) work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in the business of such Borrower including, without limitation, labels and tags; (f) Inventory at premises other than those owned and controlled by any Borrower, except any Inventory which would otherwise be deemed Eligible Inventory at locations which are not owned and operated by such Borrower shall nevertheless be considered Eligible Inventory if: (i) as to premises leased by such Borrower, Lender shall have received a Collateral Access Agreement duly authorized, executed and delivered by the owner and lessor of such premises and
(ii) as to premises of third parties (including sales agents, consignees and processors), Lender shall have received a Collateral Access Agreement duly authorized, executed and delivered by the owner and operator of such premises, and in addition, if required by Lender: (A) the owner and operator executes appropriate UCC-1 or PPSA financing statements in favor of such Borrower, which are duly assigned to Lender and (B) any secured lender to the owner and operator is properly notified of the first priority lien on such Inventory of Lender or Lender shall have established an Availability Reserve for rent in its sole discretion; (g) Inventory located outside the continental United States of America or Canada except for Eligible In-Transit Inventory; (h) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (i) bill and hold goods; (j) unserviceable, obsolete or discontinued Inventory; (k) slow moving or excess Inventory (Inventory in excess to the extent such items of Inventory have not been purchased within the past twelve months yet has generated sales within the past twelve months) to the extent that such slow moving or excess Inventory does not constitute Sub-Prime Inventory; (l) Inventory which is not subject to the first priority, valid and perfected security interest or hypothec of Lender; (m) returned, damaged and/or defective Inventory; (n) Inventory used for displays;
(o) Inventory which uses or to which is affixed or incorporated any Intellectual Property owned by another Person other than Inventory subject to a License Agreement set forth on Schedule 8.14 or a License Agreement which is entered into by such Borrower in accordance with Section 9.13 hereof, so long as such License Agreement is in full force and effect, each party thereto is in compliance with the terms thereof, such License Agreement constitutes the legal, valid, binding and enforceable obligations of the parties thereto and no party has sent any notice of default or intent to terminate such agreement and, PROVIDED, THAT, Lender shall have not received a Licensor Agreement from such other Person in accordance with Section 4.1(p) hereof; (p) Inventory allocated to the following divisions of Play By Play: "Val Verde Vending", and "Woodenville Outlet Stores"; (q) non-saleable Inventory of Ace purchased from Seller pursuant to the Asset Purchase Agreement, dated May 1, 1996, by and among Ace, Play By Play, Seller, Specialty Manufacturing Ltd., Acme Acquisition Corp., Benjamin H. Mayers, Lois E. Mayers, Ronald S. Mayers, Karen Gamaran and Beth Weisfeld; and (r) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

      1.38 "ELIGIBLE PRIME INVENTORY" shall mean Prime Inventory which otherwise meets the criteria of Eligible Inventory, as determined by Lender in good faith.

      1.39 "ELIGIBLE SUB-PRIME INVENTORY" shall mean Sub-Prime Inventory which otherwise meets the criteria for Eligible Inventory, as determined by Lender in good faith.

      1.40 "ENVIRONMENTAL LAWS" shall mean all foreign, Federal, State, Provincial, district, and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between each Borrower and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state, Provincial or local counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

      1.41 "EQUIPMENT" shall mean all of each Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

      1.42 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

      1.43 "ERISA AFFILIATE" shall mean any person required to be aggregated with any Borrower or Guarantor or any Subsidiary of any Borrower or Guarantor under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

      1.44 "EURODOLLAR RATE" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by a Borrower on behalf of such Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to such Borrower in accordance with this

Agreement, with a maturity of comparable duration to the Interest Period selected by or on behalf of such Borrower.

      1.45 "EURODOLLAR RATE LOANS" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

      1.46 "EVENT OF DEFAULT" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

      1.47 "EXCESS AVAILABILITY" shall mean, as to Borrowers, the US Dollar Equivalent of the amount as determined by Lender, calculated at any time, equal to: (a) the lesser of (i) the amount of the Revolving Loans available to Borrowers as of such time based on the applicable lending formulas multiplied by the Net Amount of Eligible Accounts and the Value of Eligible Inventory and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder and (ii) the Revolving Loan Limit, MINUS (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations of Borrowers, plus
(ii) the aggregate amount of all trade payables of Borrowers (exclusive of trade payables of Borrowers owing to vendors outside of the United States of America and Canada) which are more than sixty (60) days past due as of such time and other obligations of Borrowers which are past due longer than is consistent with the current practices of Borrowers as of the date hereof plus (iii) the amount of checks issued by Borrowers to pay trade payables and other obligations which are more than sixty (60) days past due, but not yet sent (without duplication of amounts included in clause (b)(ii) of this definition).

      1.48 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

      1.49 "EXISTING LENDERS" shall mean the lenders to Borrowers listed on
Schedule 1.49 hereto (and including The Chase Manhattan Bank in its capacity as agent acting for such lenders).

      1.50 "EXISTING LETTERS OF CREDIT" shall mean, collectively, the letters of credit issued for the account of a Borrower or Guarantor or for which such Borrower or Guarantor is otherwise liable listed on Schedule 1.50 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.51 "FINANCING AGREEMENTS" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.52 "FOREIGN SUBSIDIARIES" shall mean, collectively, Play By Play Toys & Novelties Europe, S.A., a company incorporated under the laws of Spain; Play By Play Toys & Novelties

UK, Limited, a company incorporated under the laws of the United Kingdom; Play By Play Far East Ltd., a company incorporated under the laws of Hong Kong, the People's Republic of China; and Caribe Marketing & Sales Co., Inc., a company incorporated under the laws of the Cayman Islands and their respective successors and assigns; each sometimes being referred to herein individually as a "Foreign Subsidiary".

      1.53 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.16 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

      1.54 "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      1.55 "GUARANTOR" shall mean Friends, Food & Games, Inc., a Nevada corporation and its successors and assigns.

      1.56 "HAZARDOUS MATERIALS" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

      1.57 "INDEBTEDNESS" shall mean, with respect to any Person, without duplication, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods or materials that is not overdue by more than ninety (90) days or in connection with obtaining services that is not overdue by more than the number of days that is consistent with the current practices of Borrowers as of the date hereof, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to mandatorily redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person which redemption and repurchase obligations are mandatory or are exercisable at the election of the holder thereof; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; and (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time.

      1.58 "INFORMATION CERTIFICATE" shall mean the Information Certificates with respect to each Borrower and Guarantor constituting Exhibit A hereto containing material information with respect to such Borrower and Guarantor, its business and assets provided by or on behalf of Borrowers or Guarantor to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

      1.59 "INTELLECTUAL PROPERTY" shall mean all of each Borrower's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

      1.60 "INTEREST PERIOD" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as a Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; PROVIDED, THAT, such Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

      1.61 "INTEREST RATE" shall mean, as to Prime Rate Loans, a rate of one-quarter (1/4%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of two and three-quarters (2 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by a Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of a Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to a Borrower); PROVIDED, THAT, the Interest Rate shall mean the rate of two and one-quarter percent (2 1/4%) per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of four and three-quarters (4 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice, (a) for the period
(i) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all obligations hereof (notwithstanding entry of a judgment against a Borrower) and (ii) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender, and (b) on the Loans to a Borrower at any time outstanding in excess of the amounts available to such Borrower under
Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

      1.62 "IN-TRANSIT INVENTORY" shall mean Inventory outside the United States and in transit to either the premises of a Customs Broker in the United States or premises of a Borrower in the United States.

      1.63 "INVENTORY" shall mean all of each Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

      1.64 "LENDER" shall mean Congress Financial Corporation (Southwest), a Texas corporation, and its successors and assigns.

      1.65 "LETTER OF CREDIT ACCOMMODATIONS" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of any Borrower or Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower of its obligations to such issuer (including without limitation, the Existing Letters of Credit).

      1.66 "LICENSE AGREEMENTS" shall mean the agreements listed on Schedule
8.14.

      1.67 "LOANS" shall mean the Revolving Loans and the Term Loans.

      1.68 "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the condition (financial or otherwise), business, performance, operations or properties of any Borrower or Guarantor; (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Lender upon the Collateral or any other property which is security for the Obligations; (d) the Collateral or any other property which is security for the Obligations, or the value of the Collateral or such other property; (e) the ability of any Borrower or Guarantor to repay the Obligations or of any Borrower or Guarantor to perform its Obligations under this

Agreement or any of the other Financing Agreements; or (f) the ability of Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Lender under this Agreement or any of the other Financing Agreements.

      1.69 "MATERIAL CONTRACT" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of any Borrower involving monetary liability of or to any Person in an amount in excess of $200,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which any Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a material adverse effect.

      1.70 "MAXIMUM CREDIT" shall mean the amount of $60,000,000.

      1.71 "MAXIMUM INTEREST RATE" shall mean the maximum non-usurious rate of interest under applicable Federal or State law as in effect from time to time that may be contracted for, taken, reserved, charged or received in respect of indebtedness of Borrowers to Lender.

      1.72 "MORTGAGEs" shall mean the Mortgage, Security Agreement and Fixture Filing by Ace in favor of Lender with respect to the Real Property and related assets of Ace located in Chicago, Illinois, (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced).

      1.73 "NET AMOUNT OF ELIGIBLE ACCOUNTS" shall mean, as to each Borrower, the gross amount of the Eligible Accounts of such Borrower less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

      1.74 "NET AMOUNT OF ELIGIBLE CREDIT CARD RECEIVABLES" shall mean the gross amount of Eligible Credit Card Receivables less discounts and fees payable by any Borrower to the Credit Card Issuer, if any, in respect of such Eligible Credit Card
Receivables.

      1.75 "NET RECOVERY PERCENTAGE" shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the amount of the recovery in respect of the Inventory at such time on a liquidation basis as set forth in the most recent acceptable appraisal of Inventory received by Lender in accordance with Section 7.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the original cost of the aggregate amount of the Inventory subject to such appraisal.

      1.76 "NEWCO" shall mean Newco Novelty, Inc., a Texas corporation and its successors and assigns.

      1.77 "NEW SELLER NOTE" shall mean the Promissory Note, dated October 25, 1999, issued by Play By Play in favor of Expo Management International, Inc. in the original principal amount of $637,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.78 "OBLIGATIONS" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers to Lender and/or its Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any Borrower under the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), the Insolvency Act 1986 or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

      1.79 "OBLIGOR" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (including the Guarantor), other than Borrowers.

      1.80 "OTHER TAXES" shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Financing Agreements.

      1.81 "PBP EUROPE" shall mean Play By Play Toys & Novelties Europe, S.A., a company incorporated under the laws of Spain and its successors and assigns.

      1.82 "PBP FAR EAST" shall mean Play By Play Far East Limited, a company incorporated under the laws of the Hong Kong, the People's Republic of China and its successors and assigns.

      1.83 "PBP UK" shall mean Play By Play Toys & Novelties UK, Ltd., a company incorporated under the laws of the United Kingdom and its successors and assigns.

      1.84 "PERSON" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

      1.85 "PERMITTED HOLDER" shall mean (a) Mr. Arturo Torres, any of his lineal descendants (by blood or adoption), spouses of the foregoing, (b) any corporations, partnerships or other entities controlled by, controlling or under common control with any or all of the Persons set forth in Sections 1.85(a), (c) or (d) hereof; (c) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of the Persons set forth in Sections 1.85(a) hereof;
(d) a trust, the beneficiaries of which (ignoring remote contingent interests), or a corporation, partnership or other entities, the stockholders, members, general or limited partners or owners of which, include only any or all of the Persons set forth in
Section 1.85(a), (c) or (d) hereof. For purposes of this definition, the term "control" (including the correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person shall mean the possession, directly, or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock or by contract or otherwise.

      1.86 "PLAY BY PLAY" shall mean Play By Play Toys & Novelties, Inc., a Texas corporation and its successors and assigns.

      1.87 "PPSA" shall mean the Personal Property Security Act as in effect in the Province of Ontario, the Civil Code of Quebec as in effect in the Province of Quebec or any other Canadian Federal or Provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time.
 References to
sections of the PPSA shall be construed to also refer to any successor sections.

      1.88 "PRIME INVENTORY" shall mean all finished goods Inventory of Borrowers which Lender determines satisfies all of the following conditions:

             (a) such Inventory is either (i) located in the continental United States or at Newco's distribution centers located in Burnaby, British Columbia and
Mississauga, Ontario, (ii)
is in transit to Borrowers (A) on a vessel on the open seas; (B) on a vessel in a port of entry to the continental United States or Canada awaiting customs clearance; (C) in a truck en route to any of Borrowers' locations located within the continental United States or Canada; or (iii) on a receiving dock at one of Borrowers' warehouse locations located in the continental United States or Canada, PROVIDED, THAT, Lender has received a Collateral Access Agreement executed by the owners of such locations, in form and substance satisfactory to Lender, AND

             (b) such Inventory, on any date of determination by Lender as to whether such Inventory is Prime Inventory, has either been (i) initially purchased or reordered within the past twelve (12) months regardless of whether any sales have been generated by the item or items during that period; or (ii) has not been purchased or reordered during the last twelve (12) months but which finished goods Inventory generated consistent sales within the past twelve (12) months.

      1.89 "PRIME RATE" shall mean the rate from time to time publicly announced by First Union National Bank or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

      1.90 "PRIME RATE LOANS" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

      1.91 "PRIORITY PAYABLES RESERVE" shall mean, at any time, the full amount of the liabilities at such time which have a trust imposed to provide for payment or a security interest, lien or charge ranking or capable of ranking senior to or pari passu with security interests, liens or charges securing the Obligations on any of the Collateral under Federal, Provincial, State, county, district, municipal, or local law in Canada or have a right imposed to provide for payment ranking or capable of ranking senior to or pari passu with the Obligations under local, national or supranational law, regulation or directive, including, but not limited to, claims for unremitted and/or accelerated rents, taxes (including claims for debts due to Inland Revenue or Customs and Excise), wages, employee withholdings or deductions and vacation pay, workers' compensation obligations, government royalties or pension fund obligations, together with the aggregate value, determined in accordance with GAAP, of all Eligible Inventory which Agent, in good faith, considers may be or may become subject to retention of title by a supplier or a right of a supplier to recover possession thereof, where such supplier's right may have priority over the security interests, liens or charges securing the Obligations, including, without limitation, Eligible Inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or any applicable provincial laws granting revendication or similar rights to unpaid suppliers or any laws of the United Kingdom.

      1.92 "PROVINCIAL" shall mean of or pertaining to a Province of Canada.

      1.93 "QUALIFIED PUBLIC OFFERING" shall mean any bona fide, firm commitment, underwritten offering by Play By Play of its Capital Stock or by Play By Play of high yield notes or bonds to the public pursuant to an effective registration statement under the Securities Act, as then in effect, or any comparable statement under any similar federal statute then in force, or sale of any such securities pursuant to any offering pursuant to Rule 144A (or any successor statute or comparable rule or regulation), in any case, the net cash proceeds of which are not less than the amounts required to pay all then outstanding Obligations and to provide cash collateral to Lender as required pursuant to Section 12.1(a) hereof upon termination of the Financing Agreements, after deducting underwriting discounts and commissions, and all offering expenses and other expenses related thereto.

      1.94 "REAL PROPERTY" shall mean all now owned and hereafter acquired real property of each Borrower and Guarantor, including leasehold interests, together with such Borrower's or Guarantor's interests in all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets located in Chicago, Illinois and more particularly described in the Mortgage.

      1.95 "RECORDS" shall mean all of each Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrowers with respect to the foregoing maintained with or by any other person).

      1.96 "REFERENCE BANK" shall mean First Union National Bank, or such other bank as Lender may from time to time designate.

      1.97 "RENAISSANCE CAPITAL" shall mean Renaissance Capital Growth & Income Fund III, Inc., a Texas Corporation and its successors and assigns.

      1.98 "RENAISSANCE US GROWTH" shall mean Renaissance US Growth & Income Trust PLC, a public limited company in the United Kingdom and its successors and assigns.

      1.99 "RENEWAL DATE" shall have the meaning set forth in Section 12.1(a) hereof.

      1.100 "RESTAURANTS" shall mean Restaurants International, Inc., a Texas corporation and its successors and assigns.

      1.101 "REVOLVING LOAN LIMIT" shall mean $57,590,000.

      1.102 "REVOLVING LOANS" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrowers on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 and 2.2 hereof.

      1.103 "ROYALTY RESERVE" shall mean an Availability Reserve established by Lender to reflect amounts must be paid by Borrowers as royalties, fees or other charges in respect of licenses or other agreements to use Intellectual Property owned by third parties. The Royalty Reserve will be $500,000, subject to the Lender's ability to increase such reserve from time to time in its sole discretion.

      1.104 "SELLER" shall mean, collectively, Expo Management International, Inc., a Washington corporation, f/k/a Ace Novelty Co., Inc., a Washington corporation, Specialty Manufacturing Ltd., a British Columbia, Canada corporation, Acme Acquisition Corp., a Washington corporation, Benjamin H. Mayers, Lois E. Mayers, Ronald S. Mayers, Karen Gamoren, and Beth Weisfield, and their respective successors and assigns, heirs, executors and administrators, as the case may be.

      1.105 "SUBORDINATED CREDITOR AGREEMENTS" shall mean, collectively, the Subordinated Loan Agreement, the Subordinated Notes, the General Security Agreement executed by Borrowers and Guarantors dated the date hereof, the Deed of Trust, dated the date hereof made by Ace for the benefit of the holders of the Subordinated Notes which covers all of the now owned and hereafter acquired real property of Ace located at 1855 Industrial Street and 660 Mateo Street, Los Angeles, California, together with its interests in all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto and all agreements, documents and instruments at any time executed and/or delivered by Borrowers, Guarantor or any other person to, with or in favor of the holders of the Subordinated Notes or the Subordinated Note Agent, for the benefit of the holders of the Subordinated Notes in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.106 "SUBORDINATED LOAN AGREEMENT" shall mean the Convertible Loan Agreement, dated as of July 3, 1997, by and among Play By Play, as borrower, Renaissance Capital, Renaissance US Growth, Banc One Capital, each as lenders and the Subordinated Note Agent, as amended by the First Amendment to Subordinated Loan Agreement dated as of the date hereof (the "October Amendment") by and among Play By Play, Subordinated Note Agent and holders of the Subordinated Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.107 "SUBORDINATED NOTE AGENT" shall mean Renaissance Capital Group, Inc., a Texas corporation, in its capacity as agent for Renaissance Capital and Renaissance US Growth and its successors and assigns.

      1.108 "SUBORDINATED NOTES" shall mean, collectively, (a) the 8% Convertible Debenture, dated July 3, 1997, issued by Play By Play to Renaissance Capital and due on June 30, 2004 in the original principal amount $2,500,000;
(b) the 8% Convertible Debenture, dated July 3,1997, issued by Play By Play to Renaissance US Growth and due on June 30, 2004 in the original principal amount of $2,500,000; and (c) the 8% Convertible Debenture, dated July 3, 1997, issued by Play By Play to Banc One Capital and due on June 30, 2004 in the original principal amount of $10,000,000, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.109 "SUBORDINATED NOTE PAST DUE INTEREST" shall mean the interest accrued on the Subordinated Notes from June 1, 1999 through the date of the October Amendment; the aggregate amount of which is equal to $536,000.

      1.110 "SUBORDINATED SELLER NOTE" shall mean the Promissory Note, dated June 20, 1996, issued by Ace to Seller in the original principal amount of $2,900,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.111 "SUB-PRIME INVENTORY" shall mean all finished goods Inventory of Borrowers which satisfies all of the following conditions as determined by
Lender:

             (a)  such Inventory is not Prime Inventory,

             (b) such Inventory, on any date of determination by Lender as to whether such Inventory is Sub-Prime Inventory, is finished goods Inventory that either has not (A) been purchased within the past twelve (12) months and has not generated any sales within the past year, (B) has not been purchased within the past two (2) years and has not generated any sales within the same period, or
(C) has not been purchased in the last twelve months but has generated sales in the last twelve months, and

             (c) which is located in the continental United States or at Newco's distribution centers located in Burnaby, British Columbia and Mississauga, Ontario, PROVIDED, THAT, Lender has received a Collateral Access Agreement executed by the owners of such centers, in form and substance satisfactory to Lender.

      1.112 "SUBSIDIARY" or "subsidiary" shall mean, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

      1.113 "TAXES" shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of Lender, such taxes (including income taxes, capital taxes or franchise taxes) as are imposed on or measured by Lender's net income by any jurisdiction (or any political subdivision thereof).

      1.114 "TERM LOANS" shall mean the term loans made by Lender to Borrowers as provided for in Section 2.3 hereof.

      1.115 "TERM NOTES" shall mean, individually and collectively, Term Promissory Note A and Term Promissory Note B, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.116 "TERM PROMISSORY NOTE A" shall mean the Term Promissory Note A, dated of even date herewith issued by Play By Play payable to Lender in the original principal amount of $817,000.

      1.117 "TERM PROMISSORY NOTE B" shall mean the Term Promissory Note B, dated of even date herewith issued by Ace payable to Lender in the original principal amount of $1,593,000.

      1.118 "US DOLLAR EQUIVALENT" shall mean at any time (a) as to any amount denominated in US Dollars, the amount thereof at such time, and (b) as to any amount denominated in Canadian Dollars or any other currency, the equivalent amount in US Dollars calculated by Lender at such time using the Currency Exchange Convention in effect on the Business Day of determination.

      1.119 "US DOLLARS", "US$" AND "$" shall each mean lawful currency of the United
States of America.

      1.120 "VALUE" shall mean the US Dollar Equivalent, as determined by Lender in good faith, with respect to Inventory, equal to the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value, PROVIDED, THAT, for purposes of the calculation of the lending formula set forth in Section 2.1 (a)(ii), the Value of the Inventory shall not include: (i) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to a Borrower or (ii) write-ups in value with respect to currency exchange rates.

      1.121 "VOTING STOCK" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction or further investment at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

SECTION 2.  CREDIT FACILITIES

      2.1 LOANS.

             (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrowers from time to time in amounts requested by any Borrower or on its behalf by Play By Play up to the amount equal to:

                  (i) eighty (80%) percent of the US Dollar Equivalent of the sum of (A) the Net Amount of Eligible Accounts of Borrowers and (B) the Net Amount of Eligible Credit Card Receivables of Borrowers, PLUS;

                  (ii)      the least of: (A) the Applicable Seasonal Advance
                            Rate
                            Percentage of the US Dollar Equivalent of the
                            Value of
                            Eligible Prime Inventory PLUS twenty-five (25%)
                                                     ----
                            percent of the
                            US Dollar Equivalent of the Value of Eligible Sub-Prime
                            Inventory, or (B) eighty-five (85%) percent of the Net
                            Recovery Cost Percentage multiplied  by the US
                            Dollar
                            Equivalent of the Value of Eligible Prime
                            Inventory, or (C)
                            $30,000,000;

                              MINUS

                  (iii)     any Availability Reserves.

             (b) Lender may, in its discretion, from time to time, upon not less than five (5) days' prior notice to Play By Play, as agent for Borrowers, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that the general creditworthiness of account debtors has declined or (ii) reduce the lending formula with respect to Eligible Prime Inventory or Eligible Sub-Prime Inventory to the extent that Lender determines in good faith that: (A) the number of days of the turnover of the Prime Inventory or Sub-Prime Inventory for any period has increased or (B) the liquidation value of the Eligible Prime Inventory or Eligible Sub-Prime Inventory, or any category thereof, has decreased, or (C) the nature, quality and mix of the Prime Inventory or Sub-Prime Inventory has deteriorated. In determining whether to reduce the Lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves.

             (c) Except in Lender's discretion, (i) the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit, (ii) the aggregate amount of the Revolving Loans outstanding at any time shall not exceed the Revolving Loan Limit, and (iii) the aggregate amount of Revolving Loans based on the Net Amount of Eligible Accounts consisting of Dated Eligible Accounts outstanding at any time shall not exceed eighty percent (80%) of the total amount of outstanding Revolving Loans attributed to the Net Amount of Eligible Accounts, and (iv) the aggregate amount of Revolving Loans at any time outstanding based on Eligible Sub-Prime Inventory shall not exceed $3,000,000. In the event that the outstanding amount of any component of the Revolving Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimit for Eligible Inventory set forth in Section 2.1(a)(ii) above, the sublimits for Letter of Credit Accommodations set forth in
Section 2.2(d) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

             (d) For purposes only of applying the sublimit on Revolving Loans based on Eligible Inventory pursuant to Sections 2.1(a)(ii) hereof, Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Prime Inventory as Revolving Loans to the extent Lender is in effect relying on the Eligible Prime Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Availability Reserves shall be attributed first to any components of the lending formulas in Section 2.1 that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.

      2.2    LETTER OF CREDIT ACCOMMODATIONS.

             (a) Subject to and upon the terms and conditions contained herein, at the request of a Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of such Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrowers pursuant to this Section 2.

             (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Lender a letter of credit fee at a rate equal to one and one-half percent (1 1/2%) per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrowers shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to three and one-half percent (3 1/2%) per annum or such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default and for so long as such Event of Default is continuing. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement.

             (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to Borrowers (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Prime Inventory, the sum of (A) the percentage equal to one hundred (100%) percent of the US Dollar Equivalent thereof minus the then applicable percentage set forth in Section 2.1(a)(ii)(A)(1) or (2), as the case may be, above multiplied by the US Dollar Equivalent of the Value of such Eligible Prime Inventory, plus (B) freight, taxes, duty and other amounts that Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower's locations for Eligible Prime Inventory within the United States of America or Canada and (ii) if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, an Availability Reserve shall be established in the applicable amount set forth in Section 2.2(c)(i) or Section 2.2(c)(ii).

             (d) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed $15,000,000. At any time an Event of Default exists or has occurred, upon Lender's request, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Loans otherwise available to Borrowers shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

             (e) Each Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Each Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower's agent. Each Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Each Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by such Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation except for Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

             (f) Nothing contained herein shall be deemed or construed to grant Borrowers or Guarantor any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers and Guarantor shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrowers and Guarantor. Lender shall have the sole and exclusive right and authority to, and Borrowers and Guarantor shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents,
(B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifica tions, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in any Borrower's or Guarantor's name.

             (g) Any rights, remedies, duties or obligations granted or undertaken by any Borrower to any issuer or correspondent in any application for any Letter of Credit Accommoda tion, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower or Guarantor to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers and Guarantor to Lender and to apply in all respects to Borrowers and Guarantor.

      2.3 TERM LOANS. Lender is making the Term Loans to Play By Play and Ace in the aggregate original principal amount of $2,410,000. The Term Loans shall be
(a) evidenced by the Term Promissory Note A in the original principal amount of $817,000 and the Term Promissory Note B, in the original principal amount of $1,593,000, each duly executed and delivered by Play By Play and Ace, respectively, to Lender concurrently herewith, (b) repaid, together with interest and other amounts, in accordance with this Agreement, the Term Notes, and the other Financing Agreements, and (c) secured by all of the Collateral.

      2.4 AVAILABILITY RESERVES. All Loans otherwise available to Borrowers pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise
Availability Reserves.

      2.5 JOINT AND SEVERAL LIABILITY. Borrowers shall be liable for all amounts due to Lender under this Agreement, regardless of which Borrower actually receives the Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Lender accounts for such Loans, Letter of Credit Accommodations or other extensions of credit on its books and records. The Obligations with respect to Loans made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to Loans made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of all Borrowers. The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers,
(b) the absence of any attempt to collect the Obligations from the other Borrowers, any Guarantor or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance or granting of any indulgence by Lender with respect to any provisions of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to Lender, (d) the failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrowers, (e) the election of Lender in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) the disallowance of all or any portion of the claim(s) of Lender for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (g) any other circumstances which might constitute a legal or equitable discharge or defense of a Guarantor or of the other Borrowers, other than the wilful misconduct, gross negligence or bad faith of Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrowers hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Lender now has or may hereafter have against Borrowers, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Lender. Upon any Event of Default and for so long as the same is continuing, Lender may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that

Lender shall be under no obligation to marshall any assets in favor of Borrower(s) or against or in payment of any or all of the Obligations.

SECTION 3.  INTEREST AND FEES

      3.1 INTEREST.

             (a) Borrowers shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

             (b) Borrowers may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from or on behalf of Borrower shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from or on behalf of a Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, PROVIDED, THAT, (i) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement,
(iii) Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of Eurodollar Rate Loans at any time requested by Borrower shall not exceed the amount equal to (A) eighty (80%) percent of the aggregate principal amount of the Term Loans which it is anticipated will be outstanding as of the last day of the applicable Interest Period plus (B) eighty (80%) percent of the lowest principal amount of Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligations of Lender to make such Revolving Loans) in consultation with Borrower and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

             (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans to a Borrower shall, at Lender's option, upon notice by Lender to convert to Prime Rate Loans in the event that (i) upon an Event of Default or act, condition or event which, with the notice or passage of time, or both, would constitute an Event of Default shall exist or have occurred and be continuing, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstanding, or (B) the then outstanding principal amount of Loans then available to such Borrower under Section 2 hereof. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of a Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss, (including loss of anticipated profits) cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

             (d) Interest shall be calculated and payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on the Prime Rate Loans shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Financing Agreements or any Event of Default, or the exercise by Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise by Lender of any option whatsoever contained in this Agreement or any of the other Financing Agreements, or the prepayment by Borrowers of any of the Obligations, or the occurrence of any event or contingency whatsoever, shall entitle Lender to contract for, charge or receive, in any event, interest exceeding the Maximum Interest Rate. In no event shall Borrowers be obligated to pay interest exceeding such Maximum Interest Rate. All agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay a rate of interest exceeding the Maximum Interest Rate shall be without binding force or effect, at law or in equity, to the extent of the excess of interest over such Maximum Interest Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Interest Rate ("Excess"), Borrowers acknowledge and stipulate that any such contract, charge or receipt shall be the result of an accident and BONA FIDE error, and that any Excess received by Lender shall be applied, first, to the payment of the then outstanding and unpaid principal hereunder; second, to the payment of the other Obligations then outstanding and unpaid; and third, returned to Borrowers, it being the intent of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrowers recognize that, with fluctuations in the rate of interest set forth in Section 3.1 of this Agreement and the Maximum Interest Rate, such an unintentional result could inadvertently occur. By the execution of this Agreement, Borrowers agree that
(i) the credit or return of any Excess shall constitute the acceptance by Borrowers of such Excess, and (ii) Borrowers shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the Maximum Interest Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by Lender in connection with this Agreement or any of the other Financing Agreements shall be amortized, prorated, allocated and spread during the entire term of this Agreement.

      3.2 CLOSING FEE. Borrowers shall pay to Lender as a closing fee the amount of $300,000, which shall be fully earned and payable as of the date hereof.

      3.3 SERVICING FEE. Borrowers shall pay to Lender monthly a servicing fee in an amount equal to $3,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

      3.4 UNUSED LINE FEE. Borrowers shall pay to Lender monthly an unused line fee at a rate equal to one-quarter (1/4 %) percent per annum calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

      3.5    CHANGES IN LAWS AND INCREASED COSTS OF LOANS.

             (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to a Borrower, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of a Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to a Borrower (or on behalf of Borrowers) and shall be conclusive, absent manifest error.

             (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
6.3 or any other payments made with the proceeds of Collateral, Borrowers shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of a Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

SECTION 4.  CONDITIONS PRECEDENT

      4.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

             (a) Lender shall have received, in form and substance reasonably satisfactory to Lender, all releases, terminations and such other documents as Lender may reasonably request to evidence and effectuate the termination by the Existing Agent and Existing Lenders to Borrowers of their respective financing arrangements with Borrowers and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrowers and any Obligor in connection with such financing arrangements, duly authorized, executed and delivered by it or each of them, including, but not limited to, UCC termination statements for all UCC financing statements and terminations or PPSA financing change statements for any Canadian financing statements previously filed by it or any of them or their predecessors, as secured party and any Borrower or Obligor, as debtor and satisfactions for any mortgages or deeds of trust filed in favor of Existing Agent or Existing Lenders or their predecessors;

             (b) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

             (c) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have reasonably requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or Governmental Authorities;

             (d) no material adverse change shall have occurred in the assets or business of Borrowers since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of any Borrower or Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

             (e) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Loans available to Borrowers (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing and test counts of the Inventory in a manner satisfactory to Lender, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Lender to accurately identify and verify the Collateral), the results of which in each case shall be reasonably satisfactory to Lender, not more than three (3) Business Days prior to the date hereof;

             (f) Lender shall have received originals of the shares of the stock certificates representing all of the issued and outstanding shares of the Capital Stock of the Subsidiaries of Play By Play incorporated under the laws of any State of the United States of America and stock certificates representing at least sixty-five (65%) percent of the issued and outstanding shares of Capital Stock of the Foreign Subsidiaries, in each case together with stock powers duly executed in blank with respect thereto;

             (g) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements by lessors, mortgagees, warehousemen, consignees, processors, customs brokers and agreements from sales agents used by any Borrower;

             (h) the aggregate amount of the Excess Availability of Borrowers shall be not less than $3,000,000, as of the date hereof, after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

             (i) Lender shall have received, in form and substance satisfactory to Lender, a valid and effective title insurance policy issued by a company and agent reasonably acceptable to Lender (i) insuring the priority, amount and sufficiency of the Mortgages, (ii) insuring against matters that would be disclosed by surveys and (iii) containing any endorsements, assurances or affirmative coverage requested by Lender for protection of its interests;

             (j) Lender shall have received environmental audits with respect to the Real Property subject to the Mortgages conducted by an independent environmental engineering firm acceptable to Lender, and in form, scope and methodology satisfactory to Lender, confirming Ace is in compliance with all material applicable Environmental Laws with respect to such Real Property and the absence of any material environmental problems with respect to such Real Property;

             (k) Lender shall have received, in form and substance satisfactory to Lender, (i) current or ALTA-Standard survey certified to Lender and (ii) evidence of legal occupancy and municipal compliance;

             (l) Lender shall have received, in form and substance satisfactory to Lender, an agreement with each of the depository banks at which bank accounts and/or lockboxes are maintained establishing such Blocked Account as Lender may require pursuant to Section 6.3 hereof, duly authorized, executed and delivered by such depository banks and Borrower;

             (m) Lender shall have received, in form and substance satisfactory to Lender, an Intercreditor and Subordination Agreement duly authorized, executed and delivered by each of the holders of the Subordinated Notes, the Subordinated Note Agent and acknowledged by Borrower, providing for, INTER, ALIA, the subordination in right of payment of indebtedness of Play By Play to each of the holders of the Subordinated Notes to the prior indefeasible payment and satisfaction in full of the Obligations and for such parties' relative rights with respect to the assets and properties of Play By Play and related matters;

             (n) Lender shall have received, in form and substance satisfactory to Lender, (i) a Settlement Agreement by and among Play By Play, Ace and the Seller and any other necessary parties thereto, (ii) all releases, terminations and such other documents as Lender may reasonably request to evidence and effectuate the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrowers and any Obligor in connection with the Subordinated Seller Note, duly authorized, executed and delivered by it or each of them, including, but not limited to UCC termination statements for all UCC financing statements and terminations or PPSA financing change statements for any Canadian financing statements previously filed by it or any of them or their predecessors, as secured party and any Borrower or Obligor, as debtor and satisfactions for any mortgages or deeds of trust filed in favor of Seller or their predecessors and (iii) a copy of the New Subordinated Seller Note duly executed and delivered by Play By Play;

             (o) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

             (p) Lender shall have received, Licensor Agreements, in form and substance satisfactory to Lender, from the licensors listed on Schedule 4.1(p), duly authorized, executed and delivered by such parties and Play By Play;

             (q) Lender shall have received and reviewed UCC and PPSA search results for all jurisdictions in which assets of Borrowers are located in the United States and Canada, which search results shall be in a form and substance satisfactory to Lender;

             (r) Lender shall have received, in form and substance satisfactory to Lender, evidence that the existing events of default with respect to the Subordinated Notes have been waived or cured;

             (s) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel(s) to Borrowers and Guarantor with respect to the Financing Agreements and the security interests and liens of Lender with respect to the Collateral and such other matters as Lender may request and, including opinion letters of counsel to Play By Play and its Subsidiaries in Spain, the United Kingdom, Hong Kong and the Cayman Islands with respect to the effectiveness of the pledge of the Capital Stock of certain of its Subsidiaries to Lender; and

             (t) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

      4.2 CONDITIONS PRECEDENT TO ALL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

             (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto;

             (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or
(ii) has or could reasonably be expected to have a material adverse effect on the assets or business of Borrowers, taken as a whole, or would impair the ability of any Borrower or Obligor to perform its obligations hereunder or under any of the other Financing Agreements or of Lender to enforce any Obligations or realize upon any of the Collateral;

             (c) no requirement of the Minister of National Revenue for payment pursuant to Section 224, or any successor section, of the Income Tax Act (Canada) or Section 317, or any successor section of the Excise Act (Canada) or any comparable provision of similar legislation shall have been received by Lender or any other Person in respect of any Borrower or otherwise issued in respect of any Borrower; and

             (d) no Event of Default and no act, condition or event which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5.  GRANT OF SECURITY INTEREST

      To secure payment and performance of all Obligations, each Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and each Borrower hereby assigns to Lender as security the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Lender, collectively, the "Collateral"):

      5.1    Accounts;

      5.2 all present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, chooses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, investment property, letters of credit, bankers' acceptances and guaranties;

      5.3 all present and future monies, securities and other investment property, credit balances, deposits, deposit accounts and other property of such Borrower now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of such Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (a) rights and remedies under or relating to guaranties, contracts of surety ship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

      5.4    Inventory;

      5.5    Equipment;

      5.6    Real Property;

      5.7    Records; and

      5.8 all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

SECTION 6.  COLLECTION AND ADMINISTRATION

      6.1 BORROWERS' LOAN ACCOUNTS. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

      6.2 STATEMENTS. Lender shall render to Play By Play, as agent for Borrowers, each month a statement setting forth the balance in Borrowers' loan account(s) maintained by Lender for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent fraud, mistake or manifest errors or omissions, be considered correct and deemed accepted by Borrowers and Guarantor and conclusively binding upon Borrowers and Guarantor as an account stated except to the extent that Lender receives a written notice from Borrowers of any specific exceptions of Borrowers thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrowers a written statement as provided above, the balance in a Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by such Borrower.

      6.3    COLLECTION OF ACCOUNTS.

             (a) Borrowers shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrowers shall promptly deposit and direct its account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Borrowers agree that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the property of Lender.

             (b) For purposes of calculating the amount of the Loans available to Borrowers, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day.

             (c) Each Borrower and all of its directors, employees, agents, Subsidiaries and other Affiliates shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with a Borrower's own funds. Each Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrowers to reimburse Lender for such amounts pursuant to this
Section 6.3 shall survive the termination or non-renewal of this Agreement.

      6.4 PAYMENTS. All Obligations shall be payable to the Lender as provided in Section 6.3 to such account or place as Lender may designate from time to time. Lender may apply payments received or collected from Borrowers or for the account of Borrowers (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrowers. Borrowers shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees deductions, withholdings, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrowers shall be liable to pay to Lender, and do hereby indemnify and hold Lender harmless for, the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      6.5    TAXES.

             (a) Any and all payments by each Borrower and Guarantor to Lender under this Agreement and any of the other Financing Agreements shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, Borrowers shall pay all Other Taxes (or Lender may, at its option, pay such Other Taxes and charge the loan account of any Borrower for such amounts so paid).

             (b) Each Borrower and Guarantor shall indemnify and hold harmless Lender for the full amount of Taxes or Other Taxes paid by Lender (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section, but not including Other Taxes that arise as a result of Lender's arrangements with the applicable taxing jurisdiction, if any, and not as a result of this Agreement) and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses) other than those resulting solely from a failure by Lender to pay any Taxes or Other Taxes which it is required to pay and for which it received an indemnity payment) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. Payment under this indemnification shall be made within ten (10) days after the date Lender makes written demand therefor. If such Taxes or Other Taxes were not correctly or legally asserted, Lender shall, upon Play By Play's request and at Borrowers' expense, provide such documents to Play By Play, in form and substance satisfactory to Lender, as Play By Play may reasonably request, to enable Borrowers to contest such Taxes or Other Taxes pursuant to appropriate proceedings then available to such Borrower (so long as providing such documents shall not, in the good faith determination of Lender, have a reasonable likelihood of resulting in any liability of Lender).

             (c) If any Borrower or Guarantor shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Lender, then:

                  (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                  (ii) such Borrower or Guarantor shall make such deductions and withholdings;

                  (iii) such Borrower or Guarantor shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                  (iv) such Borrower or Guarantor shall also pay to Lender, at the time interest is paid, all additional amounts which Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

             (d) Within thirty (30) days after the date of any payment by any Borrower or Guarantor of Taxes or Other Taxes, such Borrower or Guarantor shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to Lender.

             (e) If any Borrower or Guarantor otherwise would be required to pay additional amounts to Lender pursuant to subsection (c) of this Section, then upon Play By Play's written request Lender shall use reasonable efforts at Borrowers' expense (consistent with legal and regulatory restrictions) to file such forms or documents and take such other action, including changing the jurisdiction of its lending office so as to eliminate any such additional payment by such Borrower or Guarantor which may thereafter accrue.

      6.6 AUTHORIZATION TO MAKE LOANS. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of any Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 12:00 p.m. Dallas time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of any Borrower or otherwise disbursed or established in accordance with the instructions of Play By Play or in accordance with the terms and conditions of this Agreement.

      6.7 APPOINTMENT OF AGENT FOR REQUESTING LOANS AND RECEIPTS OF LOANS AND STATEMENTS.

             (a) Each Borrower hereby irrevocably appoints and constitutes Play By Play, as its agent to request and receive Loans and Letter of Credit Accommodations pursuant to this Agreement and the other Financing Agreements from Lender in the name or on behalf of such Borrower. Lender may disburse the Loans to such bank account of a Borrower or Play By Play or otherwise make such Loans to a Borrower and provide such Letter of Credit Accommodations to a Borrower as Play By Play may designate or direct, without notice to any other Borrower or Obligor.

             (b) Play By Play hereby accepts the appointment by Borrowers to act as the agent of Borrowers pursuant to this Section 6.6. Play By Play shall ensure that the disbursement of any Loans to each Borrower requested by or paid to Play By Play or the issuance of any Letter of Credit Accommodations for a Borrower hereunder shall be paid to or for the account of such Borrower.

             (c) Each Borrower hereby irrevocably appoints and constitutes Play By Play as its agent to receive statements on account and all other notices from Lender with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

             (d) No purported termination of the appointment of Play By Play as agent as aforesaid shall be effective, except after ten (10) days' prior written notice to Lender.

      6.8 USE OF PROCEEDS. Borrowers shall use the initial proceeds of the Loans provided by Lender to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

SECTION 7.  COLLATERAL REPORTING AND COVENANTS

      7.1    COLLATERAL REPORTING.

             (a) Borrowers shall provide Lender with the following documents in a form reasonably satisfactory to Lender:

                  (i) on a weekly basis or more frequently as Lender may reasonably request, a schedule of sales made, credits issued and cash received,

                  (ii) on a monthly basis or more frequently as Lender may reasonably request, (A) ages of accounts payable (including the status of payments to Customs Broker, owners and lessors of the leased premises of Borrowers, sales agent, warehouses and processors used by Borrowers), (B) ages of accounts receivable (together with a reconciliation to the previous month's aging and to its general ledger), (C) perpetual inventory reports by category and location, including such information and sufficient detail for Lender to determine Inventory mix by product, (D) total sales and royalty reserves for each Borrower and division thereof, (E) a statement of the outstanding loans and payments made, and Accounts owing to, Affiliates as of the last day of the immediately preceding month, (F) reports of sales for each category of Inventory, (G) reports on sales and use tax collections, deposits and payments, including monthly sales and use tax accruals
(H) copies of the marine survey reports and port of entry summaries for each shipment of Inventory received by each Borrower in the immediately preceding month and (I) copies of evidence, in form and substance satisfactory to Lender, that payment of all real property taxes is current (the reports referred to in Section 7.1(a)(ii)(A) and (I) shall be accompanies by a certification by the chief financial officer of Play by Play that Borrowers are current in their payment of all real estate taxes);

                  (iii) upon Lender's request, copies of (A) customer statements and credit memos, remittance advices and reports, and deposit slips and bank statements, (B) shipping and delivery documents, and (C) purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrowers; and

                  (iv) on a quarterly basis or more frequently, as Lender may reasonably request, the status of payments of royalties or other amounts owing to licensors of Intellectual Property used by Borrowers with respect to those licenses which represent at least five (5%) percent or more of the estimated total amount of Borrowers' annual sales of licensed merchandise together with a certification by the chief financial officer of Play By Play that Borrowers are current in their payment of such royalties and other amounts;

                  (v) such other reports as to the Collateral as Lender shall reasonably request from time to time.

             (b) If any of Borrower's or Guarantor's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, each Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

             (c) All of the documents, reports and schedules provided by Borrowers to Lender hereunder for Accounts payable in any currency other than US Dollars and Inventory located outside the United States of America shall set forth the US Dollar Equivalent for the amount of the Accounts and Value of the Inventory included in any such documents, reports or schedules.

      7.2    ACCOUNTS COVENANTS.

             (a) Each Borrower shall notify Lender promptly of: (i) any material delay in such Borrower's performance of any of its obligations to any account debtor (including any Credit Card Issuer or Credit Card Processor) which could reasonably expected to have a material adverse effect on the business, properties or financial conditions of such Borrower or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor

(including any Credit Card Issuer or Credit Card Processor), or any material disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor (including any Credit Card Issuer or Credit Card Processor) and which could reasonably expected to have a material adverse effect on the business, properties or financial conditions of such Borrower and (iii) any event or circumstance which, to such Borrower's or Guarantor's knowledge, would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance, extension, or agreement for any of the foregoing shall be granted, to any account debtor (including any Credit Card Issuer or Credit Card Processor) without Lender's consent, EXCEPT in the ordinary course of such Borrower's business in accordance with practices and policies previously disclosed in writing to Lender. So long as no Event of Default exists or has occurred and is continuing, each Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor (including any Credit Card Issuer or Credit Card Processor). At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors (including any Credit Card Issuer or Credit Card Processor)or grant any credits, discounts or allowances.

             (b) Each Borrower shall notify Lender promptly of: (i) any notice of a material default by such Borrower under any of the Credit Card Agreements or of any default which might result in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to such Borrower, (ii) any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to such Borrower from such person, or that such person is terminating or will terminate any of the Credit Card Agreements, and
(iii) the failure of such Borrower to comply with any material terms of the Credit Card Agreements or any terms thereof which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to such Borrower.

             (c) Without limiting the obligation of Borrowers to deliver any other information to Lender, Borrowers shall promptly report to Lender any return of Inventory by any one account debtor if the Inventory so returned in such case has a value in excess of $75,000. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property,
(iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

             (d) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor (including any Credit Card Issuer or Credit Card Processor) except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of business of Borrowers in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable Federal, State, Provincial or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

             (e) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

             (f) Each Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to such Borrower, all chattel paper and instruments which such Borrower now owns or may at any time acquire, immediately upon such Borrower's receipt thereof, except as Lender may otherwise agree.

             (g) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors (including any Credit Card Issuer or Credit Card Processor) that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors (including any Credit Card Issuer or Credit Card Processor) to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor (including any Credit Card Issuer or Credit Card Processor) or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and each Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

      7.3 INVENTORY COVENANTS. With respect to the Inventory: (a) each Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping in all material respects correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the cost therefor and daily withdrawals therefrom and additions thereto; (b) each Borrower shall conduct cycle counting of Inventory, PROVIDED, THAT, at the request of Lender, a physical count of the Inventory of such Borrower at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) each Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of such Borrower's business and except to move Inventory directly from one location of such Borrower set forth or permitted herein to another such location of such Borrower or any other Borrower (so long as a financing statement between Lender, as secured party and such other Borrower, as debtor, covering such Inventory has previously been recorded in the appropriate governmental offices of the jurisdiction of such location); (d) upon Lender's request, Borrowers shall, at their expense, (i) no more than once every six (6) months, deliver or cause to be delivered to Lender a "desk top" inventory appraisal, in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely and
(ii) no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (e) each Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) each Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) each Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate such Borrower to repurchase such Inventory and except for the right of return given to customers of such Borrower in the ordinary course of business of such Borrower in accordance with the then current return policy of such Borrower; (h) each Borrower shall keep the Inventory in good and marketable condition; and (i) each Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

      7.4 EQUIPMENT COVENANTS. With respect to the Equipment: (a) upon Lender's request, Borrowers shall, at their expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (b) each Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear); (c) each Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrowers' business and not for personal, family, household or farming use; (e) each Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of such Borrower or to move Equipment directly from one location of a Borrower set forth or permitted herein to another such location of such or any other Borrower (so long as a financing statement between Lender, as secured party, and such other Borrower, as debtor, covering such Equipment has previously been recorded in the appropriate governmental offices of the jurisdiction of such location) and except for the movement of motor vehicles used by or for the benefit of such Borrower in the ordinary course of business;
(f) the Equipment is now and shall remain personal property and each Borrower shall not permit any of the Equipment to be or become part of or affixed to real property unless Lender has recorded a fixture filing in the appropriate governmental offices of the jurisdiction in which such real property is located and such fixture filing evidences Lender's first priority security interest in such Equipment; and (g) each Borrower assumes all responsibility and liability arising from the use of the Equipment.

      7.5 POWER OF ATTORNEY. Each Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor (including any Credit Card Issuer or Credit Card Processor), (viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrowers, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which Borrower's mail is deposited, (iii) endorse Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations, (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through US Customs, Canadian Customs or U.K. Customs, as applicable, in such Borrower's name, Lender's name or the name of Lender's designee, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose (vi) sign Borrower's name on any verification of Accounts and notices thereof to account debtors and (vii) execute in Borrower's name and file any PPSA financing statements or UCC financing statements or amendments thereto. Borrowers hereby release Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, including, without limitation, as a result of Lender's own negligence, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

      7.6 RIGHT TO CURE. Lender may, at its option, (a) cure any default by Borrower under any agreement with a third party, (b) pay or bond on appeal any judgment entered against any Borrower or Guarantor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge any Borrower's account therefor, such amounts to be repayable by any Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrowers. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

      7.7 ACCESS TO PREMISES. From time to time as requested by Lender, at the cost and expense of Borrowers, (a) Lender or its designee shall have complete access to all premises of Borrowers and Guarantor during normal business hours and after reasonable notice to Borrowers, or at any time and without notice to Borrowers if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of such Borrower's and Guarantor's books and records, including, without limitation, the Records, and (b) each Borrower and Guarantor shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) Lender or its designee may use during normal business hours such of each Borrower's and Guarantor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

      7.8 BILL OF LADING AND OTHER DOCUMENTS OF TITLE. Borrowers shall cause all bills of lading and other documents of title relating to goods being purchased by Borrowers which are outside the Untied States and in transit to the premises of any Borrower or the premises of a Customs Broker in the United States to name such Borrower as consignee, unless and until Lender may direct otherwise. At such time as Lender may direct, Borrowers shall cause Lender or such financial institution or other person as Lender may specify to be named as consignee. Without limiting any other rights of Lender hereunder, Lender shall have the right to endorse and negotiate on behalf of, and as attorney-in-fact for, such Borrower any bill of lading or other documents of title with respect to such goods naming such Borrower as consignee to Lender. There shall be three (3) originals of each of such bill of lading or other document of title which unless and until Lender shall direct otherwise shall be delivered as follows: (a) one
(1) original to such Customs Broker as such Borrower may specify, and (b) two
(2) originals to Lender or to such other person as Lender may designate for such purpose. Borrowers shall obtain a copy (but not the originals) of such bill of lading or other documents of title from the Customs Broker. Borrowers shall cause all bills of lading or other documents of title relating to goods purchased by Borrowers which are outside the United States and in transit to the premises of any Borrower or a Customs Broker in the United States to be issued in a form so as to constitute negotiable documents as such term is defined in the Uniform Commercial Code.

SECTION 8.  REPRESENTATIONS AND WARRANTIES

      Each Borrower and Guarantor hereby jointly and severally represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrowers:

      8.1 CORPORATE EXISTENCE, POWER AND AUTHORITY; SUBSIDIARIES. Each Borrower and Guarantor is a corporation duly organized and in good standing under the laws of its state or other jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in all states, provinces or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on such Borrower's or Guarantor's financial condition, results of operation or business or the rights of Lender hereunder or under any of the other Financing Agreements or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement and the other Financing Agreements to which it is a party and the transactions contemplated hereunder and thereunder are all within each Borrower's or Guarantor's corporate powers, have been duly authorized and are not in contravention of law or the terms of such Borrower's or Guarantor's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower is a party or by which such Borrower or Guarantor or its property are bound. This Agreement and the other Financing Agreements to which any Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable in accordance with their respective terms except as may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors rights. Borrowers and Guarantor do not have any Subsidiaries except as set forth on the Information Certificate.

      8.2 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrowers and Guarantor which have been or may hereafter be delivered by Borrowers or Guarantor to Lender have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes), and fairly present the financial condition and the results of operation of Borrowers and Guarantor as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers or Guarantor to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, prospects and condition, financial or otherwise of Borrowers, since the date of the most recent audited financial statements furnished by Borrowers or Guarantor to Lender prior to the date of this Agreement.

      8.3 CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS. The chief executive office of each Borrower and Guarantor and each Borrower's and Guarantor's Records concerning Accounts are located only at the addresses set forth in the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of each Borrower and Guarantor to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrowers or Guarantor and sets forth the owners and/or operators thereof.

      8.4 PRIORITY OF LIENS; TITLE TO PROPERTIES. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Each Borrower and Guarantor has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

      8.5 TAX RETURNS. Except as set forth on Schedule 8.5, each Borrower and Guarantor has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extensions except as previously disclosed in writing to Lender). All information in such tax returns, reports and declarations is complete and accurate. Except as set forth on Schedule 8.5, each Borrower and Guarantor has paid or caused to be paid all Taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, Provincial, county, local, foreign and other Taxes of each Borrower and Guarantor whether or not yet due and payable and whether or not disputed.

      8.6 LITIGATION. There is no present investigation by any Governmental Authority pending, or to the best of each Borrower's and Guarantor's knowledge threatened, against or affecting any Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of each Borrower's and Guarantor's knowledge threatened, against any Borrower or Guarantor or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against such Borrower or Guarantor would result in any material adverse change in the assets or businesses of such Borrower or Guarantor or would impair the ability of such Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements to which such Borrower or Guarantor is a party or of Lender to enforce any Obligations or realize upon any Collateral.

      8.7    COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS.

             (a) Except as set forth on Schedule 8.7 hereto, each Borrower and Guarantor is not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound. Each Borrower and Guarantor is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local Governmental Authority.

             (b) Each Borrower and Guarantor has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the "Permits"). The Permits constitute all permits, licenses, approvals, consents, certificates, orders or authorizations necessary for each Borrower and Guarantor to own and operate its business as presently conducted or proposed to be conducted where the failure to have such Permits would have a Material Adverse Effect. All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

      8.8 BANK ACCOUNTS. All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower or Guarantor maintained at any bank or other financial institution are set forth on Schedule 8.8 hereto, subject to the right of each Borrower or Guarantor to establish new accounts in accordance with Section 9.14 below.

      8.9 ENVIRONMENTAL COMPLIANCE.

             (a) Except as set forth on Schedule 8.9 hereto, each Borrower and Guarantor has not, and has not permitted any Subsidiary to, generate, use, store, treat, transport, manufacture, handle, produce or dispose of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each Borrower and Guarantor and such Subsidiary complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

             (b) Except as set forth on Schedule 8.9 hereto, to the actual knowledge of Borrowers, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of each Borrower's and Guarantor's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or Guarantor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects any Borrower or Guarantor or its business, operations or assets or any properties at which any Borrower or Guarantor has transported, stored or disposed of any Hazardous Materials.

             (c) To the actual knowledge of Borrower, no Borrower or Guarantor has material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

             (d) To the actual knowledge of Borrower, each Borrower and Guarantor has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of such Borrower or Guarantor under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

      8.10   EMPLOYEE BENEFITS.

             (a) No Borrower or Guarantor has engaged in any transaction in connection with which any Borrower, Guarantor or ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, including any accumulated funding deficiency described in Section 8.10(c) hereof and any deficiency with respect to vested accrued benefits described in Section 8.10(d) hereof.

             (b) No liability to the Pension Benefit Guaranty Corporation has been, or is expected by any Borrower or Guarantor to be, incurred with respect to any employee benefit plan of any Borrower, Guarantor or ERISA Affiliate. There has been no reportable event (within the meaning of Section 4043(b) of ERISA), or any other event or condition, with respect to any employee pension benefit plan of any Borrower, Guarantor or ERISA Affiliate which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

             (c) Full payment has been made of all amounts which any Borrower, Guarantor or ERISA Affiliate is required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee benefit plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee benefit plan, including any penalty or tax described in Section 8.10(a) hereof and any deficiency with respect to vested accrued benefits described in
Section 8.10(d) hereof.

             (d) The current value of all vested accrued benefits under each employee benefit plan maintained by a Borrower or Guarantor that is subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 8.10(a) hereof and any accumulated funding deficiency described in Section 8.10(c) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

             (e) No Borrower, Guarantor, or any ERISA Affiliate, is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

      8.11   CAPITALIZATION.

             (a) All of the issued and outstanding: (i) shares of Capital Stock of Ace, Restaurants and Friends are directly and beneficially owned and held by Play By Play, (ii) shares of Capital Stock of Newco are directly and beneficially owned and held by Ace,
(iii) shares of Capital Stock of PBP UK are directly and beneficially owned and held by PBP Europe, and (iv) shares of Capital Stock of Caribe are directly and beneficially owned and held by PBP Far East and in each case all of such shares referred to in clauses (i), (ii), (iii) and (iv) above have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind.

             (b) At least (i) seventy (70%) percent of all of the issued and outstanding shares of the Capital Stock of PBP Europe and (ii) ninety-nine (99%) percent of the issued and outstanding Capital Stock of PBP Far East is directly and beneficially owned by Play By Play and in each case all of such shares referred to in clauses (i) and (ii) above have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind

             (c) Each Borrower is, as of the date hereof, solvent after the creation of the Obligations, the security interests of Lender and the other transactions contemplated hereunder, is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its current practices as of the date hereof. The assets and properties of each Borrower at a fair valuation and at their present fair salable value are greater than the indebtedness of such Borrower, and including subordinated and contingent liabilities computed at the amount which, to the best of each Borrowers' knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.

      8.12 ACCURACY AND COMPLETENESS OF INFORMATION. All information furnished by or on behalf of any Borrower or Guarantor in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the businesses, assets or prospects of any Borrower or Guarantor which has not been accurately disclosed to Lender in writing.

      8.13 SURVIVAL OF WARRANTIES; CUMULATIVE. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrowers or Guarantor shall now or hereafter give, or cause to be given, to Lender.

      8.14 INTELLECTUAL PROPERTY. Schedule 8.14 sets forth all of the agreements or other arrangements of each Borrower and Guarantor pursuant to which such Borrower or Guarantor has a license or other right to use any Intellectual Property owned by another person as in effect on the date hereof (collectively, together with any such agreements or arrangements entered into by any Borrower or Guarantor after the date hereof, the "License Agreements", sometimes being referred to herein individually as a "License Agreement") and the dates of the expiration of such agreements or other arrangements of such Borrower or Guarantor as in effect on the date hereof. Schedule 8.14 also sets forth all Intellectual Property of each Borrower and Guarantor which is registered with the U.S. Patent and Trademark Office, Canadian Intellectual Property Office or any other Governmental Authority. No Intellectual Property at any time used by any Borrower or Guarantor which is owned by another person or owned by such Borrower subject to any security interest, lien, charge, collateral assignment, pledge, hypothec or other encumbrance in favor of any person other than Lenders is used in connection with the billing or collection of the Accounts or any other Collateral or affixed to or otherwise used in connection with the sale of any Inventory. No software or other Intellectual Property owned and used by any Borrower in the billing and collection of Accounts or other Collateral is of the type that may be subject to registration by such Borrower as a copyright with the U.S. Copyright Office which has not been so registered. Each Borrower owns or licenses all Intellectual Property and other rights with respect thereto, which are necessary for the operation of its business as presently conducted or proposed to be conducted. To the best of the knowledge of each Borrower and Guarantor, no product, process, method, substance, or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower infringes any patent, trademark, service-mark, tradename, copyright, license or other Intellectual Property owned by any other Person and no claim or litigation is pending or threatened against or affecting any Borrower or Guarantor contesting its right to sell or use any such product, process, method, substance or other Intellectual Property.

      8.15 RESTAURANTS INTERNATIONAL, INC. Restaurants is an inactive Subsidiary of Play By Play and does not conduct or maintain any business operations and does not own assets except for a promissory note dated April 12, 1996 with an outstanding principal amount of $944,467.49 made by Croitex, S.A. in favor of Restaurants the collection of which Borrowers and Guarantor represent is doubtful. The proceeds of such Note have been assigned by Restaurants to PBP Europe.

      8.16 MATERIAL CONTRACTS. Schedule 8.16 hereto sets forth all Material Contracts to which any Borrower or Guarantor is a party or is bound as of the date hereof. Borrowers have delivered true, correct and complete copies of such Material Contracts to Lender on or before the date hereof. Except as set forth in Schedule 8.16 hereto, no Borrower or Guarantor is in breach of or in default under any Material Contract or has received any notice of the intention of any other party thereto to terminate any Material Contract.

      8.17 CREDIT CARD AGREEMENTS. Set forth in Schedule 8.17 hereto is a correct and complete list of (a) all of the Credit Card Agreements and all other agreements, documents and instruments existing as of the date hereof between or among each Borrower, any of its Affiliates, Credit Card Issuers, the Credit Card Processors and any of their respective Affiliates; (b) the percentage of each sale payable to the Credit Card Issuer or Credit Card Processor under the terms of such Credit Card Agreements; (c) all other fees and charges payable by such Borrower under or in connection with such Credit Card Agreements; and (d) the term of such Credit Card Agreements. The Credit Card Agreements constitute all of such agreements necessary for each Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Credit Card Receivables of such Borrower arise from purchases by customers of Inventory with credit cards or debit cards, other than those that are issued by Credit Card Issuers with whom such Borrower has entered into one of the Credit Card Agreements set forth on Schedule 8.17 hereto or with whom Borrower has entered into a Credit Card Agreement in accordance with Section 9.20 hereof. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of Borrowers and to the best of each Borrower's knowledge, the other parties thereto, enforceable in accordance with their respective terms (except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)) and are in full force and effect. No default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred and is continuing. Borrowers and the other parties thereto have complied with all of the terms and conditions of the Credit Card Agreements to the extent necessary for Borrower to be entitled to receive all payments thereunder. Each Borrower has delivered, or caused to be delivered to Lender, true, correct and complete copies of all of the Credit Card Agreements.

SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS

      9.1 MAINTENANCE OF EXISTENCE. Each Borrower and Guarantor shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, trade names, approvals, authorizations, leases and contracts necessary to carry on its business as presently or proposed to be conducted. Each Borrower and Guarantor shall give Lender thirty (30) days' prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and such Borrower or Guarantor shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of such Borrower or Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of such Borrower or Guarantor as soon as it is available.

      9.2 NEW COLLATERAL LOCATIONS. Each Borrower and Guarantor may open any new location within the continental United States or Canada provided such Borrower or Guarantor (a) gives Lender thirty (30) days' prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements, PPSA financing statements, debentures, hypothec or other security instruments, as Lender may require for the perfection of Lender's first priority security interests and liens.

      9.3    COMPLIANCE WITH LAWS, REGULATIONS, ETC.

             (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all material requirements of any foreign, Federal, State, Provincial or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, The Occupational Health & Safety Act (Ontario) as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws.

             (b) At the reasonable request of Lender and in any event, to the extent required by applicable law, each Borrower and Guarantor shall establish and maintain, at its expense, a system to assure and monitor its continued compliance with all Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of each Borrower and Guarantor who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by each Borrower and Guarantor to Lender. Borrowers and Guarantor shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

             (c) Borrowers and Guarantor shall give both oral and written notice to Lender immediately upon a Borrower's or Guarantor's receipt of any notice of, or a Borrower's or Guarantor's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by a Borrower or Guarantor or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects a Borrower or Guarantor or its business, operations or assets or any properties at which a Borrower or Guarantor transported, stored or disposed of any Hazardous Materials.

             (d) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is non-compliance that would have a material adverse effect on Borrowers' properties, business or financial condition, or any condition which requires any action by or on behalf of any Borrower or Guarantor in order to avoid any non-compliance that would have a material adverse effect on Borrowers' properties, business or financial condition, with any Environmental Law, such Borrower or Guarantor shall, at Lender's request and such Borrower's or Guarantor's expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where such Borrower's or Guarantor's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or such Borrower's or Guarantor's response thereto or the estimated costs thereof, shall change in any material respect.

             (e) Each Borrower and Guarantor shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invites, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower or Guarantor and the preparation and implementation of any closure, remedial or other required plans; provided, however, that no Borrower shall indemnify Lender, its directors, officers, employees, agents, invites, representatives, successors and assigns from such losses, claims, damages, liabilities, costs and expenses resulting from their gross negligence or willful misconduct as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      9.4 PAYMENT OF TAXES AND CLAIMS. Each Borrower and Guarantor shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books. Newco shall file or cause to be filed, within sixty (60) days from the date hereof, all tax returns, reports and declarations which are required to be filed by it with respect to its Canadian operations and shall pay and discharge all Taxes payable thereunder and shall provide Lender with satisfactory evidence thereof. Borrowers and Guarantor shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and except as otherwise may be provided in Section 6.5 hereof, each Borrower and Guarantor agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans, PROVIDED, THAT, nothing contained herein shall be construed to require Borrowers or Guarantor to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      9.5 INSURANCE. Each Borrower and Guarantor shall, at all times, maintain with financially sound and, reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Each Borrower and Guarantor shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if any Borrower or Guarantor fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All such policies shall provide for at least thirty
(30) days' prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for any Borrower or Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Each Borrower and Guarantor shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and each Borrower and Guarantor shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrowers, Guarantor or any of their Affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

      9.6    FINANCIAL STATEMENTS AND OTHER INFORMATION.

             (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the businesses of Borrowers and Guarantor and their Subsidiaries in accordance with GAAP and Borrowers and Guarantor shall furnish or cause to be furnished to Lender: (i) within sixty (60) days after the end of each of October, November and December 1999 and within thirty (30) days after the end of each fiscal month (other than the last month of each fiscal quarter) thereafter, monthly unaudited consolidated financial statements and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss) all in reasonable detail, fairly presenting the financial position and the results of the operations of each of Borrowers, Guarantor and their respective Subsidiaries as of the end of and through such fiscal month,
(ii) within forty-five (45) days after the end of each fiscal quarter (other than at the end of the fiscal year), unaudited consolidated financial statements and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), and (iii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements of Borrowers and their respective Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrowers and their Subsidiaries as of the end of and for the fiscal year then ended.

             (b) Borrowers and Guarantor shall promptly notify Lender in writing of the details of (i) any material loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in a material adverse change in the business, properties, assets, goodwill or condition, financial or otherwise of Borrowers and Guarantor and (ii) the occurrence of any Event of Default or act, condition or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

             (c) Borrower and Guarantor shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in the business, properties, assets, goodwill or condition, financial or otherwise of any Borrower or Guarantor, (ii) any Material Contract of any Borrower or Guarantor being terminated or amended or any new Material Contract entered into (in which event such Borrower or Guarantor shall provide Lender with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $100,000 shall have been entered against any Borrower or Guarantor or any of its properties or assets, (iv) any notification of violation of laws or regulations received by any Borrower or Guarantor, which could reasonably be expected to have a material adverse effect on the properties, business, financial condition of Borrowers and (vi) the occurrence of any Event of Default or act, condition or event which, with notice or the passage of time or giving of notice or both, would constitute an Event of Default.

             (d) Borrowers and Guarantor shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which any Borrower or Guarantor sends to its stockholders generally and copies of all reports and registration statements which any Borrower files with the Securities and Exchange Commission.

             (e) Borrowers and Guarantor shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the businesses of Borrowers and Guarantor, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the businesses of Borrowers and Guarantor to any court or other Governmental Authority or to any participant or assignee or prospective participant or assignee. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrowers' expense, copies of the financial statements of Borrowers and Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and Guarantor and to disclose to Lender such information as they may have regarding the businesses of Borrowers and Guarantor. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrowers to Lender in writing.

      9.7 SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ETC. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly:

             (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, except that any Foreign Subsidiary may merge into or with or consolidate into any other Foreign Subsidiary, provided, THAT, each of the following conditions is satisfied as determined by Lender in good faith: (i) Lender shall have received not less than thirty (30) days prior written notice of the intention of the parties, to so merge and such information with respect thereto as Lender may reasonably request, (ii) as of the effective date of the merger and after giving effect thereto, no Event of Default or act, condition or event which with notice of passage of time or both is reasonably likely in the good faith judgment of Lender to constitute an Event of Default, shall exist or have occurred and be continuing, (iii) Lender shall have received originals of the shares of the stock certificates representing sixty-five (65%) percent of the issued and outstanding shares of Capital Stock of the Foreign Subsidiary which is the survivor of such merger or consolidation, together with stock powers duly executed in blank with respect thereto and such opinions of counsel and such other documentation as Lender shall require, and (iv) Lender shall have received true, correct and complete copies of all agreements, documents and instruments relating to such merger, including but not limited to, the certificate or certificates of merger as filed with the appropriate Governmental Authority; or

             (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets (including, without limitation, any
Real Property) to any other Person EXCEPT, FOR,

                  (i) sales of Inventory in the ordinary course of business,

                  (ii) the sale or other disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of any Borrower or Guarantor so long as (A) any proceeds are paid to Lender and (B) such sales do not have an adverse effect on the operations or business of any Borrower or Guarantor,

                  (iii) the sale or other disposition of Equipment not subject to Section 9.7(b)(ii) above so long as (A) any proceeds are paid to Lender, (B) such sales do not involve Equipment having an aggregate fair market value in excess of $50,000 for all such Equipment disposed of in any fiscal year of Borrowers, and (C) such sales do not have an adverse effect on the Real Property or other Equipment or the operations or business of any Borrower or Guarantor;

                  (iv) the issuance and sale by Play By Play of its Capital Stock after the date hereof, PROVIDED, THAT, (A) Lender shall have received not less than five (5) Business Days' prior written notice of such issuance and sale by Play By Play, which notice shall specify the parties to whom such shares are to be sold (if issued in a private offering), the anticipated terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by Play By Play from such sale, (B) Play By Play shall not be required to pay any dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, unless otherwise permitted in Section 9.11 hereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that limit the right of Play By Play to request or receive Loans or Letter of Credit Accommodations or to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of any Borrower or Guarantor with Lender or are more restrictive or burdensome to such Borrower or Guarantor than the terms of any Capital Stock in effect on the date hereof, and (D) as of the date of such issuance and sale and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing,

             (c) form or acquire any Subsidiaries other than those listed on the Information
             Certificate;

             (d)  wind up, liquidate or dissolve; or

             (e) agree to do any of the foregoing.

      9.8 ENCUMBRANCES. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary (excluding Foreign Subsidiaries) to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, EXCEPT:

             (a)  liens, security interests and hypothecs of Lender;

             (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or Subsidiary and with respect to which adequate reserves have been set aside on its books;

             (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower's or Guarantor's or Subsidiary's business (including carriers', warehousemen's, materialmen's and mechanics' liens) to the extent: (i) such liens secure Indebtedness or obligations which are not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

             (d) pledges and deposits of cash by any Borrower, Guarantor or Subsidiary after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of Borrowers, Guarantor or such Subsidiary as of the date hereof;

             (e) zoning restrictions, easements, licenses, covenants and other restrictions or encumbrances affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the businesses of Borrowers as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

             (f) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property in the aggregate for all Borrowers, Guarantor and their respective Subsidiaries not to exceed $5,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrowers, Guarantor or such Subsidiaries other than the Equipment or real estate so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be;

             (g) security interests and liens upon the Collateral granted by Play By Play in favor of the holders of the Subordinated Notes pursuant to the terms of the Subordinated Creditor Agreements (as in effect on the date hereof), respectively, to secure the Indebtedness of Borrower to the holders of the Subordinated Notes permitted under Section 9.9 (f) hereof, which security interests and liens on the Collateral shall be, in all respects, subject and subordinated in priority to the security interests and liens of Lender as set forth in the Intercreditor and Subordination Agreement, in form and substance satisfactory to Lender;

             (h) security interests and liens in existence on the date hereof which are set forth on Schedule 8.4 hereto;

             (i) pledges and deposits of cash by any Borrower to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of Borrowers as of the date hereof; PROVIDED, THAT, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Lender; and

             (j) rights of setoff of any Credit Card Issuer or Credit Card Processor against amounts owing to any Borrower, Guarantor or Subsidiary or credit balances of any Borrower, Guarantor or Subsidiary with any Credit Card Issuer or Credit Card Processor, but not liens on or rights of setoff against any other property or assets of such Borrower, Guarantor or Subsidiary pursuant to the Credit Card Agreements (as in effect on the date hereof) to secure the obligations of such Borrower, Guarantor or Subsidiary to such Credit Card Issuer or Credit Card Processor as a result of fees and chargebacks.

      9.9 INDEBTEDNESS. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness except for:

             (a)  the Obligations;

             (b) trade obligations and normal accruals in the ordinary course of business;

             (c) purchase money Indebtedness (including Capital Leases) to the extent incurred or secured by liens (including Capital Leases) permitted under
Section 9.8(f) hereof;

             (d) Indebtedness of any Subsidiary of a Borrower (other than a Borrower) and Guarantor or any of their respective Subsidiaries (other than a Borrower) to a Borrower arising pursuant to loans permitted under Section 9.10 hereof;

             (e) Indebtedness of Play By Play evidenced by or arising under the New Seller
Note as in effect on the date hereof, PROVIDED, THAT:

                  (i) the aggregate principal amount of such Indebtedness shall not exceed $637,000 less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory, in respect thereof, plus interest thereon at the rate provided for in the New Subordinated Seller Note as in effect on the date hereof,

                  (ii) Borrowers and Guarantor shall not, directly or indirectly, make any payments in respect of such Indebtedness, EXCEPT, THAT, Play By Play may make regularly scheduled payments of principal and, interest in respect of such Indebtedness when due in accordance with the terms of the New Subordinated Seller Note as in effect on the date hereof, PROVIDED, THAT, on the date of any such payment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing,

                  (iii) Borrowers and Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect any terms of such Indebtedness or the New Seller Note, or any related agreements, documents or instruments, EXCEPT THAT Play By Play may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and

                  (iv) Borrowers and Guarantor shall furnish to Lender all notices of default or demands concerning such Indebtedness received by any Borrower or Guarantor or on its behalf, promptly after receipt thereof;

             (f) Indebtedness of Play By Play evidenced by or arising under the Subordinated Notes as in effect on the date hereof, PROVIDED, THAT:

                  (i) the principal amount of such Indebtedness shall not exceed $15,000,000 less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory in respect thereof, plus interest thereon at the rate provided for in the Subordinated Notes as in effect on the date hereof,

                  (ii) Borrowers and Guarantor shall not, directly or indirectly make any payments in respect of such indebtedness, EXCEPT, THAT, Play By Play may make regularly scheduled payments of interest (but not Subordinated Note Past Due Interest) and principal (commencing no earlier than June 30, 2000) in respect of the Subordinated Notes as provided for therein, PROVIDED, THAT, on the date of any such payment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing,

                  (iii) Borrowers and Guarantor shall not, directly or indirectly make any payments of Subordinated Note Past Due Interest as provided for in the Subordinated Creditor Agreements, as in effect on the date hereof unless each of the following conditions is satisfied as determined by Lender:
(A) the average of the Excess Availability for the immediately preceding thirty
(30) consecutive day period shall not be less than $3,000,000 and as of the date of any such payment and after giving effect thereto, the Excess Availability shall not be less than $3,000,000, and (B) as of the date of any such payment of Subordinated Note Past Due Interest and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing,

                  (iv) Borrowers and Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, EXCEPT, THAT, Play By Play may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) make any principal payments in respect of, redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments of interest and principal permitted in clause 9.9 (f)(ii) above), or set aside or otherwise deposit or invest any sums for such purpose, and

                  (v) Borrowers and Guarantor shall furnish to Lender all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf promptly after the receipt thereof, or sent by Borrower or on its behalf concurrently with the sending thereof, as the case may be;

             (g) unsecured Indebtedness of Guarantor to any Borrower or any Subsidiary of any Borrower (other than a Borrower) to any Borrower or Guarantor arising after the date hereof pursuant to loans by such Borrower to Guarantor or such Subsidiary (other than any Borrower) , PROVIDED, THAT, such loans are permitted under Section 9.10 hereof;

             (h) unsecured Indebtedness of any Borrower to any other Borrower arising after the date hereof pursuant to loans by any such Borrower to another Borrower;

             (i)  Indebtedness arising pursuant to guarantees permitted under
Section 9.10
hereof;

             (j) contingent obligations of Borrowers as in effect on the date hereof to reimburse Existing Agent in the event of any draw under any Existing Letters of Credit which obligations are unsecured;

             (k) Indebtedness of any Borrower or Guarantor (or any of their respective Subsidiaries) set forth on Schedule 9.9 hereto; PROVIDED, THAT, (i) such Borrower, Guarantor or Subsidiary (as the case may be) may only make regularly scheduled payments of principal, interest and fees, if any, in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, except as otherwise provided in clause (ii)(B) below, (ii) such Borrower, Guarantor or Subsidiary (as the case may be) shall not, directly or indirectly,
(A) amend, modify, alter or change in any material respect the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, EXCEPT, THAT, such Borrower, Guarantor or Subsidiary may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to Borrowers and Guarantor or otherwise more favorable to Borrowers and Guarantor or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers and Guarantor shall furnish to Lender all notices of default or demands in connection with such Indebtedness received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof;

             (l) rights of setoff of any Credit Card Issuer or Credit Card Processor against amounts owing to any Borrower, Guarantor or Subsidiary or credit balances of any Borrower, Guarantor or Subsidiary with any Credit Card Issuer or Credit Card Processor, but not liens on or rights of setoff against any other property or assets of such Borrower, Guarantor or Subsidiary pursuant to the Credit Card Agreements (as in effect on the date hereof) to secure the obligations of such Borrower, Guarantor or Subsidiary to such Credit Card Issuer or Credit Card Processor as a result of fees and chargebacks; and

             (m) Indebtedness of any Foreign Subsidiary to any Person; provided, that, none of Borrowers or Guarantor shall have any liability therefor.

      9.10 LOANS, INVESTMENTS, GUARANTEES, ETC. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any Person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person, or form or acquire any Subsidiaries or agree to do any of the foregoing, EXCEPT:

             (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

             (b) investments in (i) cash or Cash Equivalents, PROVIDED, that,
(i) no Loans are outstanding and (ii) as to any of the foregoing, unless waived in writing by Lender, each Borrower and Guarantor shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments;

             (c) the guarantee by each Borrower and Guarantor of the Obligations in favor of Lender;

             (d) the guarantee by Play By Play of the obligations (i) of Mr. Connor Kim owing to Bank of America in an amount not to exceed $75,000, and (ii) of Caribe to Hamilton
National Bank, as it exists on the date hereof;

             (e) loans by Guarantor to any Borrower after the date hereof; PROVIDED, THAT, as to any such loan, (i) each month Guarantor shall provide to Lender a report in form and substance reasonably satisfactory to Lender of the amount of such loans made in the immediately preceding month and any repayments in connection therewith, (ii) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless, if the loan is made by any Guarantor, the single original of such note or other instrument is delivered to Lender to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Lender may reasonably require and (iii) the Indebtedness arising pursuant to such loans is permitted under Section 9.9 hereof;

             (f) (i) loans by any Borrower to any Subsidiary (which is not a Borrower) or to Guarantor or (ii) loans made by any Borrower to Guarantor to the extent permitted under Section 9.12 hereof; PROVIDED, THAT, as to any such loan,
(A) each month Borrowers shall provide to Lender a report in form and substance reasonably satisfactory to Lender of the amount of such loans made in the immediately preceding month and any repayments in connection therewith, (B) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is delivered to Lender to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Lender may reasonably require, (C) the Indebtedness arising pursuant to such loans is permitted under Section 9.9 hereof, (D) as of the date of the making of any such loan and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, and (E) the aggregate principal amount of all such loans, outstanding at anytime shall not exceed $2,000,000;

             (g) any Borrower or Guarantor (or any of their respective Subsidiaries) may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

             (h) the existing loans, advances and guarantees set forth on
Schedule 9.10 hereto, PROVIDED, THAT, as to such loans, advances and guarantees,
(i) Borrowers, Guarantor, or their respective Subsidiaries, as the case may be, shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire such guarantee or set aside or otherwise deposit or invest any sums for such purpose and (ii) Borrowers shall furnish to Lender all notices of default or demands in connection with such loans, advances or guarantees either received by a Borrower, Guarantor or Subsidiary or on its behalf, promptly after the receipt thereof or sent by a Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

             (i) the existing equity investment of Borrowers in their respective Subsidiaries as of the date hereof.

      9.11 DIVIDENDS AND REDEMPTIONS. Each Borrower and Guarantor shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of such Borrower or Guarantor (or Subsidiary) now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, EXCEPT, THAT, Subsidiaries of Borrowers (other than Borrowers) may make payments of cash dividends, common stock or distributions from legally available funds therefor in respect or their Capital Stock.

      9.12 TRANSACTIONS WITH AFFILIATES. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly,

             (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other Affiliate of any Borrower or Guarantor, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's, Guarantor's or Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower, Guarantor or Subsidiary, as the case may be, than such Borrower, Guarantor or Subsidiary, as the case may be, would obtain in a comparable arm's length transaction with a person who is not an Affiliate, or

             (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or other Affiliate of Borrowers or Guarantor,
EXCEPT:

                  (i) compensation to officers, employees and directors for services rendered to Borrowers, Guarantor or any of their respective Subsidiaries in the ordinary course of business of Borrowers, Guarantor or any of their respective Subsidiaries as of the date hereof,

                  (ii) a Borrower may repay the Indebtedness of such Borrower to Guarantor arising pursuant to loans made by Guarantor permitted under
Section 9.10 hereof,

                  (iii) any Subsidiary of any Borrower or Guarantor (other than Borrowers) may repay the Indebtedness of such Subsidiary to Guarantor, any other Subsidiary or to any Borrower, and

                  (iv)  loans or advances permitted by Sections 9.10(e) and
Section 9.10(f)
hereof.

      9.13   LICENSE AGREEMENTS.

             (a) Each Borrower shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything, as a result of which there could be a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; EXCEPT, THAT, subject to Section 9.13(b) below, such Borrower may cancel, surrender or release any material License Agreement in the ordinary course of the business of such Borrower; PROVIDED, THAT, such Borrower shall give Lender not less than sixty (60) days prior written notice of its intention to so cancel, surrender and release any such License Agreement, (iv) give Lender immediate written notice of any material License Agreement entered into by such Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Lender may request, (v) give Lender immediate written notice of any breach of any obligation, or any default, by any party under any License Agreement, and deliver to Lender (promptly upon the receipt thereof by such Borrower in the case of a notice to such Borrower, and concurrently with the sending thereof in the case of a notice from such Borrower) a copy of each notice of default and every other notice and other communication received or delivered by such Borrower in connection with any material License Agreement which relates to the right of Borrower to continue to use the property subject to such License Agreement, and (vi) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender and any Lender may require from time to time concerning the observance, performance and compliance by such Borrower or the other party or parties thereto with the terms, covenants or provisions of any material License Agreement.

             (b) Each Borrower will either exercise any option to renew or extend the term of each material License Agreement in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give immediate written notice thereof to Lender or give Lender prior written notice that such

Borrower does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than ninety (90) days prior to the date of such non-renewal or expiration. In the event of the failure of any Borrower to extend or renew such any material License Agreement, Lender shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Lender or in the name and behalf of such Borrower, as Lender shall determine at any time that either: (i) an Event of Default shall exist or have occurred and be continuing or (ii) if after the Inventory on which the trademarks, logos, designs, representations or other Intellectual Property subject to such material License Agreement appears or to which such material License Agreement otherwise relates is not considered Eligible Inventory, there is no Excess Availability. Lender may, but shall not be required to, perform any or all of such obligations of any Borrower under any of the License Agreements, including, but not limited to, the payment of any or all sums due from Borrower thereunder. Any sums so paid by Lender or any Lender shall constitute part of the Obligations.

      9.14 ADDITIONAL BANK ACCOUNTS. Each Borrower and Guarantor shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in
Schedule 8.8 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by such Borrower or Guarantor to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

      9.15   COMPLIANCE WITH ERISA.

             (a) No Borrower or Guarantor shall, with respect to any "employee benefit plan" maintained by such Borrower or Guarantor: (i) terminate any employee benefit plan so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving such employee benefit plan or any trust created thereunder which would subject any Borrower, Guarantor or ERISA Affiliate to a tax, penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA, (iii) fail to pay to any employee benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan,
(iv) allow or suffer to exist any accumulated funding deficiency whether or not waived, with respect to any such employee benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

             (b) As used in this Section 9.14, the terms "employee benefit plan", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Section 4975 of the Code and ERISA.

      9.16 ADJUSTED NET WORTH. (a) Play by Play and its Subsidiaries, on a consolidated basis shall, at all times, maintain minimum Consolidated Adjusted Net Worth of not less than the following for the periods indicated below:


                                                 Minimum Consolidated
                 PERIOD                           ADJUSTED NET WORTH
                 ------                          --------------------
(i)   for the period commencing the date     Base Consolidated Adjusted Net
      hereof through and including           Worth LESS $1,500,000
      October
      31, 1999

(ii) for the period commencing November 1, Base Consolidated Adjusted Net 1 1999 through and including January 31, Worth LESS $3,000,000
      2000
(iii) for the period commencing February     Base Consolidated Adjusted Net 1
      2000 through and including April 30,   Worth LESS $2,000,000
      2000
(iv)  for the period commencing May 1, 2000  Base Consolidated Adjusted Net
       through and including July 31,        Worth LESS $1,500,000; and

for the period commencing August 1, 2000 and at all times thereafter, Play By Play and its Subsidiaries shall maintain a Consolidated Adjusted Net Worth at least equal to the sum of (i) Base Consolidated Adjusted Net Worth, and (ii) fifty (50%) percent of Play By Play and its Subsidiaries' actual net income shown on their quarterly unaudited financial statements for the relevant fiscal quarter or for the last fiscal quarter of any fiscal year, as shown on the audited financial statements for the applicable fiscal year end.

             (b) Play by Play and its Subsidiaries shall, at all times, maintain maintain minimum Domestic Adjusted Net Worth of not less than the following for the periods indicated below:

                                                 Minimum Consolidated
                 PERIOD                           ADJUSTED NET WORTH
                 ------                          --------------------
(i)   for the period commencing the     Base Domestic Adjusted Net
      date hereof through and           Worth LESS $2,000,000
      including October 31, 1999

(ii)  for the period commencing         Base Domestic Adjusted Net
      November 1, 1999 through and      Worth LESS $3,750,000
      including January 31, 2000

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
                                                 Minimum Consolidated
                 PERIOD                           ADJUSTED NET WORTH
                 ------                          --------------------
(iii) for the period commencing              Base Domestic Adjusted Net
      February 1, 2000 through and           Worth LESS $2,000,000
      including April 30, 2000
(iv)  for the period commencing May          Base Domestic Adjusted Net
      1, 2000 through and including          Worth LESS $1,500,000; and
      July 31, 2000

for the period commencing August 1, 2000 and at all times thereafter, Play By Play and the Subsidiaries shall maintain a minimum Domestic Adjusted Net Worth at least equal to the sum of (i) Base Domestic Adjusted Net Worth, and (ii) fifty (50%) percent of Play By Play and its Subsidiaries' (exclusive of Foreign Subsidiaries) actual net income (before the allocation of overhead by Play By Play to the Foreign Subsidiaries) shown on their quarterly unaudited financial statements for the relevant fiscal quarter for the last fiscal quarter of any fiscal year, as shown on the audited financial statements for the applicable fiscal year end.

             For purposes of determining compliance with Section 9.16(b), the calculation of minimum Domestic Adjusted Net Worth shall exclude the allocation of overhead by Play By
Play to the Foreign Subsidiaries.

             (c) To the extent that the covenant set forth in Section 9.16(b) is not satisfied, Play By Play shall receive cash or other immediately available funds without restrictions or conditions from a Person (including without limitation, a Foreign Subsidiary) in an amount equal to the difference between the actual Domestic Adjusted Net Worth and the minimum Domestic Adjusted Net Worth required, within fifteen (15) days of Lender's receipt of the financial statements (the "Cash Cure Period"). In the event Play By Play does not receive the cash or other immediately available funds within the Cash Cure Period, it shall be deemed an immediate Event of Default hereunder.

      9.17 YEAR 2000 COMPLIANCE. Borrowers and Guarantor shall take all action which may be required so that its computer-based information systems, including, without limitation, all of its proprietary computer hardware and software all computer hardware and software leased or licensed from third parties (and whether supplied by others or with which Borrowers' or Guarantor' systems interface) are able to operate effectively and correctly process data using dates on or after January 1, 2000. Compliance with the foregoing shall mean that the systems will operate and correctly process data without human intervention such that (a) there is correct century recognition, (b) calculations properly accommodate same century and multi-century formulas and date values, (c) all leap years shall be calculated correctly and (d) the information systems shall otherwise comply with applicable industry standards and regulatory guidelines regarding the change of the century and year 2000 compliance. Borrowers and Guarantor shall, by no later than November 30, 1999, certify to Lender in writing that its information systems have been modified, updated and programmed as required by this Section. On and after November 30, 1999, the computer-based information systems of Borrowers and Guarantor shall be, and with ordinary course upgrading and maintenance, will continue to be sufficient to permit Borrower to conduct its business without any adverse effect as a result of the year 2000.

      9.18 COSTS AND EXPENSES. Borrowers and Guarantor shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code and PPSA financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) all title insurance and other insurance premiums, appraisal fees and search fees; (d) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (e) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (f) costs and expenses of preserving and protecting the Collateral; (g) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); (h) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrowers' and Guarantor's operations, plus a per diem charge at the rate of $650 per person per day for Lender's examiners in the field and office; and (i) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

      9.19 FURTHER ASSURANCES. At the request of Lender at any time and from time to time, each Borrower and Guarantor shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrowers representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, each Borrower hereby authorizes Lender to execute and file one or more UCC or PPSA financing statements signed only by Lender.

      9.20 CREDIT CARD AGREEMENTS. Each Borrower shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein;
(b) not do, permit, suffer or refrain from doing anything, as a result of which there could be a material default under or breach of any of the terms of any of the Credit Card Agreements and (c) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, (i) a Borrower may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of such Borrower; PROVIDED, THAT, such Borrower shall give Lender not less than fifteen (15) days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements; (d) not enter into any new Credit Card Agreements with any new Credit Card Issuer or Credit Card Processor unless (i) Lender shall have received not less than fifteen (15) days prior written notice of the intention of such Borrower to enter into such agreement (together with such other information with respect thereto as Lender may request) and (ii) such Borrower delivers, or causes to be delivered to Lender, a Credit Card Acknowledgment in favor of Lender and Lenders duly authorized, executed and delivered by the new Credit Card Issuer or Credit Card Processor, as the case may be; (e) give Lender immediate written notice of any Credit Card Agreement entered into by such Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Lender may request; and (f) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may require from time to time concerning the observance, performance and compliance by a Borrower or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

      9.21 CHANGES IN BUSINESS. Play By Play and its Subsidiaries shall not engage in any business other than the businesses of Play By Play and its Subsidiaries on the date hereof and any businesses reasonably related, ancillary or complementary to the businesses in which Play By Play and its Subsidiaries are engaged on the date hereof.

      9.22 APPLICATIONS UNDER INSOLVENCY STATUTES. Each Borrower acknowledges that its business and financial relationships with Lender is unique from its relationship with any other of its creditors, and agrees that it shall not file any plan of arrangement under the Companies' Creditors Arrangement Act (Canada) or make any proposal under the Bankruptcy and Insolvency Act (Canada) which provides for, or would permit directly or indirectly, Lender to be classified with any other creditor for purposes of such plan or proposal or otherwise.

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES

      10.1 EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

             (a) (i) any Borrower fails to pay when due any of the Obligations or (ii) any Borrower or Guarantor fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.14, 9.15, 9.17, and 9.20 of this Agreement and such failure shall continue for ten (10) days; PROVIDED THAT, such ten (10) day period shall not apply in the case of any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or
(iii) any Borrower or Obligor fails to perform any of the terms, covenants or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Section 10.1(a)(i) and 10.1(a)(ii) above;

             (b) any representation, warranty or statement of fact made by any Borrower or Obligor to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

             (c) any Obligor revokes, terminates or fails to perform any of the material terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

             (d) any judgment for the payment of money is rendered against, or any certificate with respect to unpaid Taxes is issued by Minister of Revenue Canada in respect of any Borrower or Obligor in excess of $100,000 in any one case or in excess of $100,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution or Tax collection proceedings by Minister of Revenue shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or Obligor or any of their assets;

             (e) any Borrower dissolves or suspends or discontinues doing business;

             (f) any Borrower or Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

             (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or any Borrower or Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

             (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or Obligor or for all or any part of its property; or

             (i) any default by any Borrower or Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $200,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower or Obligor under any Material Contract with any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto and which default would have a Material Adverse Effect; or any Credit Card Issuer or Credit Card Processor withholds payments of amount otherwise payable to any Borrower to fund a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Borrower shall provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processor such that in the aggregate of all such funds in the reserve account, other amounts held as collateral and the amounts of such letters of credit, guarantees, indemnities or similar instruments shall exceed $200,000 or any Credit Card Issuer or Credit Card Processor shall debit or deduct any amounts from any deposit account of any Borrower or any default or breach by any Credit Card Issuer or Credit Card Processor of any Credit Card Acknowledgment or by any bank at which a Blocked Account is maintained of any agreement of such bank with Lender in connection with the financing arrangements provided for herein;

             (j) any Credit Card Issuer or Credit Card Processor shall send notice to any Borrower that it is ceasing to make or suspending payments to any Borrower of amounts due or to become due to such Borrower or shall cease or suspend such payments, or shall send notice to any Borrower that it is terminating its arrangements with such Borrower (other than at the end of the term thereof) or such arrangements shall terminate as a result of any event of default under such arrangements;

             (k)  any Change of Control;

             (l) the indictment or threatened indictment, of any Borrower or Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings by any Governmental Authority, governmental unit or agency by any governmental unit or agency against any Borrower or Obligor, pursuant to which statute or proceedings by any governmental unit or agency the penalties or remedies sought or available include forfeiture of any of the Collateral or property of such Borrower or Obligor;

             (m) a requirement from the Minister of National Revenue for payment pursuant to Section 224 or any successor section of the Income Tax Act
(Canada) or Section 317,
or any successor section in respect of any Borrower or Obligor of the Excise Tax Act (Canada) or any comparable provision of similar legislation shall have been received by Agent or any Lender or any other Person in respect of any Borrower or Obligor or otherwise issued in respect of any
Borrower or Obligor;

             (n) there shall be a material adverse change in the business or assets of any Borrower or Obligor after the date hereof; or

             (o) there shall be an event of default under any of the other Financing
Agreements.

      10.2   REMEDIES.

             (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrowers or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against any Borrower or Obligor to collect the Obligations without prior recourse to the Collateral.

             (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (PROVIDED, THAT, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require any Borrower, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrowers, which right or equity of redemption is hereby expressly waived and released by Borrowers and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days' prior notice by Lender to Borrowers designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower waives the posting of any bond which might otherwise be required.

             (c) For the purpose of enabling Lender to exercise the rights and remedies hereunder, each Borrower and Guarantor hereby grants to Lender, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrowers or Guarantors) to use, assign, license or sublicense any of the trademarks, service- marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property now owned or hereafter acquired by any Borrower or Guarantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

             (d) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Each Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

             (e) Without limiting the foregoing, (i) upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrowers and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrowers.

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS
                  AND CONSENTS; GOVERNING LAW

      11.1 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL
WAIVER.

             (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Texas (without giving effect to principles of conflicts of law) unless otherwise expressly provided in a Financing Agreement, as to interpretation, enforcement, validity, construction, effect, choice of law, and in all other respects, including, but not limited to, the legality of the interest rate and other charges, but excluding perfection of security interests and liens which shall be governed and controlled by the laws of the relevant jurisdiction.

             (b) Borrowers, Guarantor and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the District Court of the State of Texas and the United States District Court for the Northern District of Texas and waive any objection based on venue or FORUM NON CONVENIENS with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against any Borrower, Guarantor or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower, Guarantor or its property).

             (c) Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon any Borrower or Guarantor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Borrower or Guarantor shall appear in answer to such process, failing which such Borrower or Guarantor shall be deemed in default and judgment may be entered by Lender against such Borrower or Guarantor for the amount of the claim and other relief requested.

             (d) BORROWERS, GUARANTOR AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTOR AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWERS, GUARANTOR OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

             (e) Lender shall not have any liability to Borrowers or Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by Borrowers or Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

      11.2 WAIVER OF NOTICES. Each Borrower and Guarantor hereby expressly waives demand, presentment, notice of intent to accelerate, notice of acceleration, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower or Guarantor which Lender may elect to give shall entitle Borrowers to any other or further notice or demand in the same, similar or other circumstances.

      11.3 AMENDMENTS AND WAIVERS. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrowers and Guarantor. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

      11.4 WAIVER OF COUNTERCLAIMS. Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

      11.5 INDEMNIFICATION. Borrowers and Guarantor shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any of the other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, any and all losses, claims, damages, liabilities, costs or expenses caused by the negligence (but not the gross negligence or willful misconduct) of Lender and Lender's directors, agents, employees and counsel, and further including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers and Guarantor shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      11.6 CURRENCY INDEMNITY. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Financing Agreements, it becomes necessary to convert into the currency of such jurisdiction (the "Judgment Currency") any amount due under this Agreement or under any of the other Financing Agreements in any currency other than the Judgment Currency (the "Currency Due"), then conversion shall be made at the Exchange Rate at which Lender is able, on the relevant date, to purchase the Currency Due with the Judgment Currency prevailing on the Business Day before the day on which judgment is given. In the event that there is a change in the rate of Exchange Rate prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Lender of the amount due, Borrowers will, on the date of receipt by Lender, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Lender on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Lender is the amount then due under this Agreement or such other of the Financing Agreements in the Currency Due. If the amount of the Currency Due which Lender is able to purchase is less than the amount of the Currency Due originally due to it, Borrowers shall indemnify and save Lender harmless from and against loss or damage arising as a result of such deficiency. The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Financing Agreements, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Lender from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Financing Agreements or under any judgment or order.

SECTION 12.  TERM OF AGREEMENT; MISCELLANEOUS

      12.1 TERM.

             (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof ("Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; PROVIDED, THAT, Lender may, at its option, extend the Renewal Date to the date four (4) years from the date hereof by giving Play By Play notice at least sixty (60) days prior to the third (3rd ) anniversary of the date of this Agreement. Lender or Borrowers (subject to Lender's right to extend the Renewal Date as provided above) may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; PROVIDED, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral, to Lender in such amounts as Lender determines are necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Play By Play for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the bank account designated by Lender are received in such bank account later than 12:00 noon, Dallas time.

             (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

             (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:


            AMOUNT                              PERIOD
            ------                              ------
(i)   Two (2%) percent of       From the date hereof to and including
      Maximum Credit            October 25, 2000; and
(ii)  One (1%) percent of       From October 26, 2000 to and including
      Maximum                   Credit October 25, 2002 or if the term hereof is
                                extended, at any time prior to the end of the then current term.

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Section 10.1(g) and 10.(1)(h) hereof; even if Lender does not exercise its rights to terminate this Agreement, but elects, at its option, to provide financing to a Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

             (d) Notwithstanding anything to the contrary contained in Section 12.1(c) above, in the event of the termination of this Agreement by Borrowers prior to the end of the then current term of renewal term of this Agreement and the full and final repayment of all of the Obligations and the receipt by Lender of cash collateral all as provided in Section 12.1(a) above with the proceeds of initial loans and advances by First Union National Bank to Borrowers pursuant to a credit facility provided by First Union National Bank to Borrowers, to replace the financing arrangements provided for herein, Borrowers shall not be required to pay the early termination fee provided for above.

             (e) Notwithstanding anything to the contrary contained in Section 12.1(c) above, in the event of the termination by Borrowers of the financing arrangements provided for herein upon the consummation of a Qualified Public Offering, Borrowers shall not be required to pay the early termination fee provided for in Section 12.1(c) above, provided, THAT, the proceeds of such Qualified Public Offering shall be used to repay all of the Obligations and provide cash collateral to Lender in accordance with the terms hereof.

      12.2 NOTICES. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Play By Play as agent for Borrowers at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

      12.3 PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

      12.4 SUCCESSORS. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers, Guarantor and their respective successors and assigns, except that Borrowers and Guarantor may not assign their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to any Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

      12.5   CONFIDENTIALITY.

             (a) Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrowers, Guarantor and their respective Subsidiaries pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by any Borrower, Guarantor, or any Subsidiary to Lender, PROVIDED, THAT, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Lender is a party, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have first agreed in writing to treat such information as confidential in accordance with this Section 12.5, or (v) to counsel for Lender or any participant or assignee (or prospective participant or assignee).

             (b) In no event shall this Section 12.5 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Borrower, Guarantor or any of their respective Subsidiaries or any third party without breach of this Section 12.5 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Lender on a non-confidential basis from a person other than a Borrower or any of their respective Subsidiaries, (iii) require Lender to return any materials furnished by any Borrower or any of their respective Subsidiaries to Lender or (iv) prevent Lender from responding to routine informational requests in accordance with the CODE OF ETHICS FOR THE EXCHANGE OF CREDIT INFORMATION promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this Section
12.5 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof.

      12.6   INTERPRETATIVE PROVISIONS.

             (a) All terms used herein which are defined in Article 1 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this
Agreement.

             (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

             (c) All references to any person herein shall include their respective successors and assigns.

             (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

             (e) The word "including" when used in this Agreement shall mean "including, without limitation".

             (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender.

             (g) For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in Canadian Dollars, or other currency of any amount in US Dollars, and the equivalent in US Dollars of any amount in Canadian Dollars or other currency, shall be determined pursuant to the Currency Exchange Convention.

             (h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrowers most recently received by Lender prior to the date hereof.

             (i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

             (j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

             (k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

             (l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

             (m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Lender and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Lender merely because of Lender's involvement in their preparation.

      12.7 ENTIRE AGREEMENT. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

      12.8 NONAPPLICABILITY OF CHAPTER 346; SELECTION OF OPTIONAL INTEREST RATE CEILINGS. Borrowers, Guarantor and Lender hereby agree that, except for Section
346.004 thereof, the provisions of Chapter 346 of the Texas Finance Code (Vernon's Texas Code Annotated), as amended from time to time (as amended, the "Texas Finance Code") shall not apply to this Agreement or any of the other Financing Agreements. To the extent that any of the optional interest rate ceilings provided in Chapter 303 of the Texas Finance Code may be available for application to any loan(s) or extension(s) of credit under this Agreement for the purpose of determining the maximum allowable interest hereunder pursuant to the Texas Finance Code, the applicable "monthly ceiling" (as such term is defined in Chapter 303 of the Texas Finance Code) from time to time in effect shall be used to the extent that it is so available, and if such "monthly ceiling" at any time is not so available then the applicable "weekly ceiling" (as such term is defined in Chapter 303 of the Texas Finance Code) from time to time in effect shall be used to the extent that it is so available.

      12.9   DTPA WAIVER.  BORROWERS AND GUARANTOR HEREBY WAIVE
ALL PROVISIONS OF THE DECEPTIVE TRADE PRACTICES -- CONSUMER PROTECTION ACT (TEX. BUS. & COM. CODE ANN. ss. 17.41 ET SEQ. AND EXPRESSLY WARRANTS AND REPRESENTS THAT BORROWERS AND GUARANTOR EACH (a) HAVE KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE BORROWER TO EVALUATE THE MERITS AND RISKS OF THIS TRANSACTION, (b) ARE NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO LENDER, AND (c) HAVE BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

      12.10 ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER FINANCING AGREEMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      IN WITNESS WHEREOF, Lender, Borrowers and Guarantor have caused these presents to be duly executed as of the day and year first above written.

                                         LENDER

                                         CONGRESS FINANCIAL CORPORATION
                                              (SOUTHWEST)

                                         By:_______________________________

                                         Title:____________________________


                                         ADDRESS:
                                         1201 Main Street, Suite 1625
                                         Dallas, Texas 75202


                              BORROWERS

PLAY BY PLAY TOYS                        ACE NOVELTY CO., INC.
 & NOVELTIES,  INC.

By:_______________________________       By:_______________________________

Title:____________________________       Title:____________________________



CHIEF EXECUTIVE OFFICE:                  CHIEF EXECUTIVE OFFICE:
4400 Tejasco                             4400 Tejasco
San Antonio, Texas 78218                 San Antonio, Texas 78218


NEWCO NOVELTY, INC.

By:_______________________________

Title:____________________________

CHIEF EXECUTIVE OFFICE:
4400 Tejasco
San Antonio, Texas 78218

                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                     [SIGNATURES CONTINUED FROM PRIOR PAGE]


GUARANTOR:


FRIENDS, FOOD & GAMES, INC.

By:_______________________________

Title:____________________________

CHIEF EXECUTIVE OFFICE:
4400 Tejasco
San Antonio, Texas 78218